UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Phone 781-464-8000

www.novell.com

February 26, 2010

Dear Stockholder:

It is our pleasure to invite you to attend the 2010 Annual Meeting of Stockholders. The meeting will be held on April 19, 2010 at 10:00 a.m. in our offices located at 404 Wyman Street, Waltham, Massachusetts 02451. The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Beginning this year, your vote is especially important because of a recent regulatory change. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. In 2009, the U.S. Securities and Exchange Commission approved an amendment to New York Stock Exchange Rule 452 that eliminated broker discretionary voting for the election of directors. This means that your broker no longer has the discretion to vote shares held on your behalf with respect to the election of directors. Therefore, if your shares are held by a broker, please instruct your broker regarding how to vote your shares on the election of directors. This will ensure that your shares are counted with respect to the election of directors.

Whether or not you attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote via the Internet, by telephone, or by completing, signing, dating, and returning the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously submitted your proxy.

On behalf of Novell’s Board of Directors and management team, we look forward to greeting you and our other valued stockholders who are able to attend.

Sincerely,

Richard L. Crandall Chairman of the Board Novell, Inc.	Ronald W. Hovsepian President and Chief Executive Officer Novell, Inc.

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

Notice of the 2010 Annual Meeting of Stockholders

The 2010 Annual Meeting of Stockholders of Novell, Inc. will be held on April 19, 2010 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451 for the following purposes:

1.	To elect the nine nominees for director identified in this proxy statement.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders of record of shares of Novell common stock at the close of business on February 18, 2010 are entitled to notice of, and to vote on the matters to be acted on at, the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices at 404 Wyman Street, Waltham, Massachusetts 02451 for at least ten days prior to the Annual Meeting. Such list shall also be produced and kept at 404 Wyman Street, Waltham, Massachusetts 02451 during the Annual Meeting.

By Order of the Board of Directors

Scott N. Semel

Senior Vice President, General Counsel and Secretary

February 26, 2010

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States will be provided with paper copies of the proxy materials. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option before it is exercised at the Annual Meeting.

Our 2010 Proxy Statement and 2009 Annual Report are available at www.novell.com/company/annualmeeting2010.

Proxy Statement

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

PROXY STATEMENT

February 26, 2010

STOCKHOLDERS OF RECORD OWNING SHARES OF NOVELL, INC. COMMON STOCK

AT THE CLOSE OF BUSINESS ON FEBRUARY 18, 2010

ARE ENTITLED TO VOTE AT AND ATTEND THE ANNUAL MEETING

The Board of Directors of Novell, Inc. (“Novell” or the “Company”) is soliciting proxies for the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Annual Meeting will be held on April 19, 2010 at 10:00 a.m. at our offices at 404 Wyman Street, Waltham, Massachusetts 02451.

The Board of Directors of Novell set February 18, 2010 as the record date (the “record date”) for the Annual Meeting. Stockholders of record who owned Novell’s common stock at the close of business on that date are entitled to vote at and attend the Annual Meeting. The holders of common stock are entitled to one vote for each share owned. There were 348,283,486 shares of Novell’s common stock outstanding on the record date.

We first sent or made this proxy statement available to stockholders on or about February 26, 2010.

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A.	The Board of Directors of Novell is soliciting your vote with respect to matters to be acted on at the Annual Meeting.

Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on:

•	the election of the nine nominees for director identified in this proxy statement; and

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

In their discretion, the proxy holders, which are Messrs. Hovsepian, Russell, and Semel, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Q:	What does the Board of Directors recommend?

A:	The Board recommends a vote:

•	for the election of the nine nominees for director identified in this proxy statement; and

•	for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

Q:	Who is entitled to vote at the Annual Meeting?

A:	The Board of Directors set February 18, 2010 as the record date for the Annual Meeting. All stockholders who owned shares of Novell common stock at the close of business on February 18, 2010 may vote at and attend the Annual Meeting.

Q:	If I received a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?

A:	Similar to last year, we are using the “notice and access” process permitted by the U.S. Securities and Exchange Commission (the “SEC”) to distribute proxy materials to certain stockholders. This process allows us to post proxy materials on a designated website and notify stockholders of the availability of such proxy materials on that website. Thus, for most stockholders, we are furnishing proxy materials, including this proxy statement and our 2009 Annual Report, by providing access to such documents on the Internet instead of mailing paper copies.

The Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your request to receive proxy materials in paper by mail or electronically by e-mail will remain in effect until you revoke it. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

Q:	If I did not receive a Notice of Internet Availability of Proxy Materials, why was that the case?

A:	Stockholders who previously elected to receive a paper or an electronic copy of the proxy materials will not receive a Notice in the mail. Additionally, you will not receive the Notice if applicable regulations require paper delivery of the proxy materials.

Q:	How many votes do I have?

A:	You have one vote for each share of Novell common stock you owned at the close of business on the record date, provided those shares were held either directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon Shareowner Services, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account, and it will enclose or provide voting instructions for you to use in directing it on how to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Accordingly, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares at the Annual Meeting.

Q:	How many votes can be cast by all stockholders?

A:	Each share of Novell common stock is entitled to one vote. There is no cumulative voting. We had 348,283,486 shares of common stock outstanding and entitled to vote on the record date.

Q:	How many shares must be present to hold the Annual Meeting?

A:	A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you vote via the Internet, by telephone, or by using a proxy card that has been properly submitted by you or on your behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and abstentions?

A:	If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the stockholder of record of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote the shares with respect to “non-routine” matters, such as the election of directors. Accordingly, if you do not instruct your broker on how to vote your shares with respect to the proposal on the election of directors, your shares will be broker non-votes with respect to that proposal.

An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

Q:	What is the required vote for each proposal?

A:	Proposal No. 1. In an uncontested election of directors, such as this election, each director nominee must be elected by the affirmative vote of a majority of the votes cast with respect to such director nominee by the shares of common stock present in person or represented by proxy and entitled to vote.

Proposal No. 2.    The proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

Q.	What effect will abstentions and broker non-votes have on the proposals?

A:

Broker non-votes and abstentions are included in determining the number of shares present for the purpose of determining whether a quorum exists at the Annual Meeting. Under Delaware law, a broker non-vote or an abstention is not considered to be a vote cast for any proposal and will not have any impact on the outcome of such proposal. Because each director nominee must be elected by the affirmative vote of a majority of the votes cast with respect to such nominee (i.e., the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee), broker non-votes and abstentions will have no effect on the vote concerning the election of directors. With respect, however, to the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010, which requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on those matters, an abstention will have the effect of a negative vote on such proposal.

Q:	How do I vote?

A:	You may:

•	Vote via the Internet or by telephone — In order to vote via the Internet or by telephone, please follow the instructions shown on your Notice, proxy card, or voting instruction card;

•	Vote by mail — If you received a proxy card or voting instruction card by mail, simply complete, sign, date, and return it in the envelope provided so that it is received before the Annual Meeting; or

•	Vote in person — We will pass out written ballots at the Annual Meeting to stockholders of record and/or beneficial owners who have obtained a valid proxy from their broker, bank, or other nominee.

Votes submitted by stockholders of record via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 16, 2010. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 18, 2010. The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded. Stockholders whose shares are held for them by other nominees should follow the instructions provided by such nominees.

Submitting your proxy or voting instructions, whether via the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank, or other nominee in order to vote in person at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to ensure that your vote is counted.

Q:	What if I don’t give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners.    If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank, or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as the election of directors.

Beginning this year, your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on the election of the directors promptly.

Q:	Can I change my vote after I voted?

A:	Yes. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	completing, signing, dating and delivering a proxy bearing a later date;

•	voting again via the Internet or by telephone; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that organization to revoke any prior voting instructions. Also, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must request a valid proxy from that nominee and bring it to the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy card, or voting instruction card?

A:	You will receive more than one Notice, proxy card, or voting instruction card if your shares are registered in more than one name or are registered in different accounts. To make certain that all of your shares are voted, please follow the instructions included on each Notice you receive on how to vote via the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign, date, and return each proxy and/or voting instruction card to ensure that all of your shares are voted.

Q.	Who is paying for this proxy solicitation?

A:	The expenses of soliciting proxies will be paid by Novell. Following the initial distribution of the proxy materials and other soliciting materials, Novell and its agents may solicit proxies by mail, e-mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We will also request brokers, banks, and other nominees to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and Novell’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained the services of Morrow & Co., LLC (“Morrow”) to perform the broker nominee search and to distribute proxy materials to brokers, banks, and other nominees. We will pay approximately $7,500, plus out-of-pocket expenses, for these services. Morrow may also solicit proxies from stockholders for the Annual Meeting. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q.	Where can I find the voting results?

A:	The preliminary voting results will be announced at the Annual Meeting and posted on our Investor Relations website at www.novell.com/company/annualmeeting2010. The final results will be reported on Form 8-K in accordance with the SEC’s rules.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

This table shows, as of December 31, 2009, how many shares of our common stock (the only voting class of Novell capital stock outstanding) are beneficially owned by: (i) each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our common stock; (ii) each current director and director nominee; (iii) each of our named executive officers set forth in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”); and (iv) all of our current directors and executive officers as a group. There were 347,923,441 shares of common stock outstanding on December 31, 2009.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Owned(2)		Right to Acquire(3)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Philip B. Korsant(4) 283 Greenwich Avenue Greenwich, CT 06830	30,453,641		—	—	8.8%

BlackRock, Inc.(5) 40 East 52nd Street NewYork, NY 10022	28,516,742		—	—	8.2%

Columbia Wanger Asset Management, L.P.(6) 227 West Monroe Street, Suite 3000 Chicago, IL 60606-5018	25,652,200		—	—	7.4%

The Vanguard Group, Inc.(7) 100 Vanguard Blvd., Malvern, PA 19355	17,964,294		—	—	5.2%

Albert Aiello	34,000		187,500	221,500	*
Fred Corrado	16,000		187,500	203,500	*
Richard L. Crandall	24,100		137,500	161,600	*
Gary G. Greenfield	—		—	—	—
Judith H. Hamilton	—		—	—	—
Ronald W. Hovsepian	777,483		1,980,611	2,758,094	*
Patrick S. Jones	2,000		62,500	64,500	*
Claudine B. Malone	51,574		150,258	201,832	*
Richard L. Nolan	10,000		252,500	262,500	*
Thomas G. Plaskett	15,000		157,500	172,500	*
Dr. John W. Poduska, Sr.	131,623		252,500	384,123	*
Kathy Brittain White	28,660		162,500	191,160	*
Dana C. Russell	149,465		329,128	478,593	*
Dr. Jeffrey M. Jaffe(8)	187,618		380,779	568,397	*
John K. Dragoon	149,528		285,798	435,326	*
Colleen A. O’Keefe	129,480		223,824	353,304	*
All current directors and executive officers as a group (20 persons)	1,976,067	(9)	5,286,781	7,262,848	2.1%

*	less than 1%

(1)	Except as otherwise indicated, the address of each person named in the table is: c/o Novell, Inc., 404 Wyman Street, Waltham, Massachusetts 02451.

(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.

(3)	Includes shares that can be acquired through stock options that become exercisable or the lapse of restrictions on restricted stock units within 60 days from December 31, 2009. Shares of common stock underlying these stock options and restricted stock units cannot be voted at the Annual Meeting unless the options are exercised or common stock is issued in exchange for restricted stock units prior to the record date for the Annual Meeting.

(4)	Pursuant to a Schedule 13G/A filed on February 16, 2010, Philip B. Korsant disclosed that he and Morton Holdings, Inc., both having a principal business address of 283 Greenwich Avenue, Greenwich, CT 06830, had shared power to vote and dispose of all shares, and that Samana Capital, L.P., of the same address, had shared power to vote and dispose of 27,470,764 shares.

(5)	Pursuant to a Schedule 13G filed on January 29, 2010, BlackRock, Inc. disclosed that it had sole power to vote and dispose of all shares.

(6)	Pursuant to a Schedule 13G/A filed on February 11, 2010, Columbia Wanger Asset Management, L.P. disclosed that it had sole power to vote 25,152,200 shares and sole power to dispose of all shares.

(7)	Pursuant to a Schedule 13G filed on February 8, 2010, The Vanguard Group, Inc. disclosed that it had sole power to vote 554,166 shares, sole power to dispose of 17,468,728 shares and shared power to dispose of 495,566 shares.

(8)	Effective January 31, 2010, Dr. Jaffe ceased to serve as Executive Vice President and Chief Technology Officer.

(9)	Includes 134 shares owned by the spouse of an executive officer, of which the executive officer disclaims beneficial ownership.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the aggregate number of shares of our common stock issuable under all of our stock option and equity-based plans upon the exercise of outstanding options and the vesting of awards, their weighted-average exercise price, and the number of shares available for future issuance as of October 31, 2009. The 2009 Omnibus Incentive Plan, which was approved by our stockholders at the 2009 Annual Meeting, replaced all of our prior stock option and equity-based plans. Material features of our prior stock option and equity-based plans, including the Novell, Inc. 2000 Nonstatutory Stock Option Plan and the Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan that were not approved by stockholders, are described in Note T to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008. No new awards will be granted under such prior plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	24,969,262	4.03	45,740,457
Equity compensation plans not approved by security holders	5,481,712	7.93	—

Total	30,450,974	4.73	45,740,457

CORPORATE GOVERNANCE

Board of Directors and Director Independence

We are managed under the direction of the Board of Directors, whose purpose is to maximize long-term economic value for our stockholders by responsibly addressing not only their concerns, but also those of our customers, employees, business partners, the communities and governments where we have operations and do business, and the public at large. In fulfilling their duties, the Board of Directors and its committees oversee corporate governance, oversee and advise management in developing our financial and business goals, evaluate management’s performance in pursuing and achieving those goals, and oversee our public disclosures and the disclosure process. Our Statement on Corporate Governance sets forth the duties and responsibilities of the Board of Directors, criteria for the constitution of, membership on, and procedures for, and required meetings of, the Board of Directors, and other corporate governance matters. The Statement on Corporate Governance is available through the Corporate Governance page of our website at http://www.novell.com/company/ir/cg/.

The Board of Directors has determined that, of its current directors, Albert Aiello, Fred Corrado, Richard L. Crandall, Gary G. Greenfield, Judith H. Hamilton, Patrick S. Jones, Claudine B. Malone, Richard L. Nolan, Thomas G. Plaskett, John W. Poduska, Sr. and Kathy Brittain White are “independent” as defined by the listing standards of The Nasdaq Stock Market currently in effect and approved by the SEC. In determining Mr. Crandall’s independence, the Board considered his role as the Chairman of the Enterprise Software Roundtable, an organization of the senior leadership of more than 35 of the largest software companies. The Company has participated in the Enterprise Software Roundtable for the past several years and currently pays an annual membership fee of $8,000. The Board of Directors has also determined that all members of the Compensation Committee meet the “outside director” standard for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All members of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee satisfy the “independence” and/or “outside directorship” standards applicable to those committees. Ronald W. Hovsepian, our Chief Executive Officer, is not independent.

Ms. Malone will retire as of the date of the Annual Meeting. Mr. Plaskett and Ms. White will hold office until the date of the Annual Meeting and will not seek re-election.

Board Committees

The following provides an overview of the membership and responsibilities of all of the committees of the Board of Directors. A current copy of the charter for each committee is available through the Corporate Governance page of our website at http://www.novell.com/company/ir/cg/.

Audit Committee

Members	Responsibilities
Fred Corrado, Chairperson Albert Aiello	•Oversee accounting and financial reporting processes and audits of the financial statements
Patrick S. Jones Claudine B. Malone	— review significant judgments and decisions affecting financial statements
— review all financial data to be released
•Monitor compliance with applicable laws and with the Company’s Code of Business Ethics
•Oversee implementation of the Code of Business Ethics and review significant cases of misconduct, fraud or conflict of interest
•Oversee disclosure controls and procedures

•Oversee the Company’s actions relating to Section 404 of the Sarbanes-Oxley Act of 2002 to (i) maintain adequate internal control over financial reporting and (ii) assess the effectiveness of such internal control structures and procedures

•Oversee the Company’s investment policies, controls and procedures, and portfolio performance
•Oversee the Company’s internal audit function
•Oversee the Company’s independent registered public accounting firm
— appoint and approve compensation
— pre-approve permitted services
— evaluate performance
— monitor independence

In addition to the above functions, the Audit Committee has adopted procedures for its receipt, retention, and treatment of concerns and complaints regarding accounting, internal accounting controls, and auditing matters. The Audit Committee has established an online reporting tool located at http://www.novell.com/ethics/index.jsp, which is accessible through the Corporate Ethics page of our website, for the submission of such concerns and complaints by stockholders, employees, and members of the public. All submissions may be made anonymously. The Audit Committee encourages, but does not require, that anyone making a submission supply his or her contact information to facilitate follow-up, clarification, and assistance with the investigation of the concern or complaint. We do not permit retaliation or discrimination of any kind against a person who submits a concern or complaint in good faith.

The Board of Directors has determined that (i) the members of the Audit Committee possess the attributes to be considered financially sophisticated for purposes of the listing standards of The Nasdaq Stock Market and (ii) each of Mr. Corrado, Mr. Jones, and Ms. Malone has the background to be considered an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Members	Responsibilities
Dr. John W. Poduska, Sr., Chairperson Thomas G. Plaskett Kathy Brittain White Gary G. Greenfield	•Establish overall compensation philosophies
•Evaluate management performance and development
— recommend compensation for the Chief Executive Officer to the Board
•Set compensation for executives
— consider industry benchmarks
— establish and administer performance goals
•Establish compensation programs for employees
•Recommend non-employee director compensation to the Corporate Governance Committee
•Administer employee benefit and incentive plans
•Administer stock option and other equity-based plans
•Grant stock options and other equity-based awards
•Review succession planning
•Review management development policies

The Compensation Committee has retained the services of an external compensation consultant, Hewitt Associates (“Hewitt”). The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Compensation Committee’s behalf is described below:

•	provide information on market trends and analyses;

•	provide support with regard to the latest relevant regulatory, governance, technical and/or accounting considerations impacting compensation and benefit programs;

•	assist with the redesign of any compensation or benefit programs, as needed;

•	prepare for and attend selected management, committee or Board of Director meetings; and

•	respond to other miscellaneous requests that occur throughout the year.

The Compensation Committee does not direct Hewitt to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee evaluates the consultant periodically. Hewitt currently provides no other services to Novell.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee has ever been an officer or employee of Novell or of any of our subsidiaries or affiliates. During fiscal 2009, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Compensation Committee or on our Board.

Corporate Governance Committee

Members	Responsibilities
Richard L. Nolan, Chairperson Albert Aiello	•Establish criteria for the selection of directors and recommend Board nominees
Richard L. Crandall	— conduct searches for prospective directors
Judith H. Hamilton	— review candidates recommended by stockholders
Kathy Brittain White	•Recommend committee membership
•Oversee corporate governance
— review committee charters
— review codes of ethics for executives, employees and directors
•Monitor non-employee director independence
•Review and approve all transactions between us and our directors and executive officers
•Oversee board and committee evaluations and development
•Recommend non-employee director compensation to the Board

Meetings of the Board of Directors and Board Committees

During fiscal 2009, the Board of Directors held 6 meetings; the Audit Committee held 12 meetings; the Compensation Committee held 8 meetings; and the Corporate Governance Committee held 6 meetings. During the last fiscal year, each current director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she then served.

Our directors are not required to attend our annual meetings of stockholders. In 2009, 7 directors attended the annual meeting.

Codes of Ethics

We have adopted two codes of ethics, each designed to encourage our employees, executives and directors to act with the highest integrity.

Code of Business Ethics.    We review and update our Code of Business Ethics (the “COBE”) annually. The purpose of the COBE is to convey the basic principles of business conduct expected of all our executives and employees, including our Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial personnel performing similar functions. Except where prohibited by law, we require all of our executives and employees to review the COBE at least once a year and to submit a report to our Ethics Officer (i) stating that he or she has read and understands the COBE, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with all of our policies, and (iv) reporting any suspected violations of the COBE or our policies referenced in the COBE. In support of the COBE, we provide targeted COBE training to our employees and provide our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including the required employee reports and an anonymous telephone hotline. The Audit Committee monitors the implementation and enforcement of the COBE. The COBE meets the definition of “code of ethics” under the rules and regulations of the SEC and is posted on the Corporate Ethics page of our website at http://www.novell.com/ethics/index.jsp. In the event that we amend or waive provisions of the COBE that are applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions, we intend to disclose such amendment or waiver on our website within four business days.

Non-Employee Director Code of Ethics.    The Board of Directors has established the Non-Employee Director Code of Ethics (the “Director Code”). The Director Code sensitizes directors on areas of ethical risk relating to their specialized roles, provides mechanisms for directors to report unethical conduct, and fosters a culture of honesty and accountability among directors. Each non-employee director is required to review the Director Code at least once a year and to submit a report generally (i) stating that he or she has read and understands the Director Code, (ii) reporting any conflicts of interest he or she may have, (iii) agreeing to comply with the Director Code, and (iv) reporting any suspected violations of the Director Code. A copy of the Director Code may be found through the Corporate Ethics page of our website at http://www.novell.com/ethics/index.jsp.

Related Person Transactions Policy and Procedures

The Related Person Transactions Policy and Procedures (the “Policy”) recognizes that certain transactions between Novell and Related Persons (as defined below) are routine and consistent with Novell’s best interests and that, accordingly, they should be permissible. The Policy, which was adopted by the Board, is designed to address the reporting, review and approval of such transactions and to provide guidance to the Corporate Governance Committee in evaluating whether any such transaction gives rise, or potentially gives rise, to a conflict of interest. Generally speaking, a “Related Person Transaction” is a transaction, arrangement or relationship with Novell in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. Generally, a Related Person is: (a) any person who is or, since the beginning of Novell’s last fiscal year was, a director, executive officer or director nominee of Novell; (b) a beneficial owner of more than five percent (5%) of Novell common stock; or (c) a family member of any person in either (a) or (b), which includes a person (other than a tenant or employee) sharing the household of any person in either (a) or (b). Under the Policy, director nominees, directors and executive officers are required to respond to questionnaires prepared by Novell annually, which are intended to, among other things, assist Novell in identifying Related Persons subject to the Policy and identifying existing, completed or proposed Related Person Transactions. Every person who has completed or who is required to complete the questionnaire must promptly inform Novell of any changes to information previously provided. In the event that a possible Related Person Transaction is identified from responses to the questionnaires or information provided to Novell’s General Counsel, the General Counsel will obtain and review all information necessary for a complete assessment of the transaction, and will make a preliminary conclusion as to whether a Related Person Transaction actually exists. If the General Counsel’s preliminary conclusion is that the transaction would be a Related Person Transaction, the General Counsel’s preliminary conclusion and all relevant information concerning the transaction will be presented promptly to the Corporate Governance Committee for its consideration of the transaction. If the General Counsel’s preliminary conclusion is that the transaction would not be a Related Person Transaction, the General Counsel’s preliminary conclusion and rationale for such conclusion will be presented to the Corporate Governance Committee at its next regularly scheduled meeting.

Transaction with Related Person

During fiscal 2009, we received consulting services from J.D. Robinson, Inc. Mr. Robinson, who retired from the Board of Directors effective as of the date of the 2009 Annual Meeting, is President and the sole stockholder of J.D. Robinson, Inc. Under the consulting agreement with J.D. Robinson, Inc., in fiscal 2009, we incurred costs to J.D. Robinson Inc. of $141,667 in fiscal 2009 for these services, including $85,556 attributable to the period during which Mr.  Robinson served as a director of Novell.

Stock Ownership Requirements

We have established Stock Ownership Programs designed to further align the interests of our Board of Directors and executives with those of our stockholders. Our Non-Employee Director Stock Ownership Program restricts each non-employee director from selling shares of our common stock unless such director is able to retain an amount of our common stock having a value equal to three times his or her annual cash board retainer, with some limited exceptions. Non-compliance with the Non-Employee Director Stock Ownership Program is taken into consideration during the annual performance review of each non-employee director.

Our Executive Stock Ownership Program requires (i) our Chief Executive Officer to own shares of our common stock having a value equal to three times his salary as of November 1, 2006, and (ii) other executives subject to the program to own shares of our common stock having a value equal to his or her salary as of his or her initial participation date. Executives do not have a deadline for achieving their ownership requirements, but executives may not sell their Novell securities unless and until their ownership requirements are satisfied, with some limited exceptions.

Procedures for Contacting Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or with a specific director by writing to our General Counsel, 404 Wyman Street, Waltham, Massachusetts 02451. The General Counsel reviews all messages received and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors, except that any complaints or concerns relating to accounting, internal accounting controls or auditing matters are considered in accordance with the Audit Committee’s procedures for handling such matters. Communications are sent as soon as practicable to the director to whom they are addressed, or, if addressed to the Board of Directors generally, to the Chairperson of the Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors. The General Counsel may, but is not required to, forward such other communications to appropriate channels within Novell.

Director Nominations

The Corporate Governance Committee conducts searches for prospective directors and evaluates and recommends candidates for election to the Board or to fill vacancies on the Board. In conducting director searches, the Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including stockholders, members of our Board of Directors, business contacts, community leaders, third-party advisory services, and members of management.

The Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Corporate Governance Committee. A member of the Corporate Governance Committee will contact for further review those candidates who the Corporate Governance Committee believes are qualified, who may fulfill a specific Board need and who otherwise are considered to be a good candidate for the Board of Directors. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board of Directors. In making its recommendations, the Corporate Governance Committee seeks out outstanding talent, including among minority groups and women.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience, backgrounds, and other qualifications. There is no set of minimum qualifications or skills that candidates must possess. The Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, experience, outside time commitments, expertise, accounting and finance knowledge, judgment, leadership, knowledge of international markets, corporate governance expertise, risk management skills and, for incumbent directors, past performance.

Stockholders who wish to recommend a Board candidate should submit the following information to Novell’s Corporate Secretary: the name and address of the stockholder, as it appears on our books, and of the beneficial owner, if any, on whose behalf the recommendation is being made; the number of shares held by the stockholder and the length of time such shares have been held; and all information that is required to be disclosed under applicable rules and regulations of the SEC regarding the candidate, including the written consent of the candidate to serve as a director, if elected.

A stockholder who wishes to nominate a director candidate at the annual meeting must deliver written notice of the nomination to Novell’s Corporate Secretary at our principal executive offices in proper form and a timely manner. To be timely, the written notice must be delivered to the Corporate Secretary or mailed to and received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or the public disclosure of such date of the annual meeting was made, whichever first occurs. The stockholder’s notice must set forth the information relating to the stockholder and the stockholder’s nominee that is required by section 2.11 of our By-laws. In addition, if any person is acting in concert with the stockholder or the stockholder’s proposed nominee, or has direct or indirect beneficial ownership of shares of Novell stock owned of record or beneficially by the stockholder or the nominee, or controls, is controlled by, or under common control with the stockholder or the nominee, certain information, as specified in section 2.11 of the Company’s By-laws, must be provided regarding such persons as well. A stockholder providing written notice of any nomination must further update and supplement the notice, if necessary, so that the information provided or required to be provided is true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and, if different, the record date for determining the stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Corporate Secretary at the principal executive offices of the Company not later than five business days after the record date for determining the stockholders entitled to receive notice of such meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

By resolution recently adopted, the Board of Directors determined to reduce the size of the Board from twelve to nine effective as of the date of the Annual Meeting. The Board has nominated nine nominees for election at the Annual Meeting. Our Board is declassified, which means that each member is elected annually. Accordingly, directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal.

All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the Annual Meeting, the Board of Directors may recommend another person and Messrs. Hovsepian, Russell and Semel, as your representatives, will vote for such person if you have given them your proxy.

There are no family relationships among our executive officers and the nominees for director. Ages are as of December 31, 2009.

Biographies of Nominees for the Board of Directors

Albert Aiello

Director since 2003

Mr. Aiello, age 67, is Managing Director of Albert Aiello & Associates, a strategic technology management consulting company he founded in February 2003. Since September 2009, Mr. Aiello has served as Chief Executive Officer of XTRAC (a provider of business process management software), a privately held Fidelity Investments company. Prior to that, Mr. Aiello served as Managing Director of Technology and Business Processes for Colt Telecommunications, from January 2007 through December 2009. From January 1998 through December 2002, Mr. Aiello served as Global Chief Information Officer of Lend Lease Corporation, a financial and construction management company, and as a member of its Board of Directors from May 1998 through December 2002. Mr. Aiello was the Chief Information Officer for Fidelity Investments from April 1990 to December 1997. Mr. Aiello served as Chairman of the Board of the Software Productivity Consortium from December 1999 to December 2000. Mr. Aiello has also served as a member of the Board of Directors of CoolSavings, Inc.

Fred Corrado

Director since 2002

Mr. Corrado, age 69, served as Vice Chairman of the Board of Directors and Chief Financial Officer of The Great Atlantic & Pacific Tea Company, Inc., a food retailer, from October 1992 until February 2002. Mr. Corrado served on the Board of Directors of Security Capital Assurance Ltd from March 2008 through August 2008. Since May 2005, Mr. Corrado has been a member of the advisory board of Approva Corporation, a software company. Mr. Corrado is also a Director of the New Jersey Performing Arts Center.

Richard L. Crandall

Chairman of the Board since 2008 and Director since 2003

Mr. Crandall, age 66, is a founding Managing Director of Arbor Partners, a high technology venture capital firm, a position he has held since November 1997. Mr. Crandall also serves as the Chairman of the Enterprise Software Roundtable, an organization of the senior corporate leadership of more than 35 of the largest software companies, which he founded in July 1994. Since November 2006, Mr. Crandall has served as Chairman of Pelstar LLC, a manufacturer of medical weighing and measurement devices. Since May 2005, Mr. Crandall has served as Managing Partner of Alpine Capital Partners, LLC, a real estate developer. Mr. Crandall served as the Chairman of Giga Information Systems, an IT research and advisory firm, from July 2002 until February 2003, and was a board member of and a special advisor to Giga Information Systems from its founding in April 1996 until February 2003. Prior to that, Mr. Crandall was a founder of Comshare, Inc., a decision support software company, and served as its Chief Executive Officer from April 1970 until April 1994 and its Chairman from April 1994 until April 1997. Mr. Crandall was the technology advisor to the U.S. Chamber of Commerce from 2003 to 2008 and is currently a Director of Diebold, Inc. and the Claymore Dividend & Income Fund, a management investment company.

Gary G. Greenfield

Director since 2009

Mr. Greenfield, age 55, has served as Chairman of the Board of Directors and President and Chief Executive Officer of Avid Technology, Inc. since December 2007. Prior to joining Avid Technology, Inc., from December 2003 to December 2007, Mr. Greenfield served as Chief Executive Officer of GXS, Inc., a provider of business-to-business integration, synchronization and collaboration solutions. During the same period, he also served as an Operating Partner with Francisco Partners, a technology-focused private equity firm. From June 2002 to August 2003, Mr. Greenfield served as Chief Executive Officer of Peregrine Systems, Inc., an infrastructure management software company, and, prior to that, he served as President and Chief Executive Officer of Merant PLC, a provider of software solutions for enterprise change management. Mr. Greenfield is also a Director of Vocus, Inc.

Judith H. Hamilton

Director since 2009

Ms. Hamilton, age 65, currently serves on the Board of Directors of R.R. Donnelley & Sons (since 1995) and the Wildlife Conservation Society (since 1993). Until 2008, Ms. Hamilton was a Director of Artistic Media Partners, Inc, Markettools, Inc., and The National Parks Foundation. In 2002, Ms. Hamilton retired from Classroom Connect, Inc., a provider of materials integrating the Internet into the education process, where she had served as President and Chief Executive Officer since 1999. From April 1996 through July 1998, Ms. Hamilton served as the President and Chief Executive Officer of FirstFloor Software, an Internet software publisher. Ms. Hamilton was the Chief Executive officer of Dataquest, a market research firm for technology, from 1992 to 1996.

Ronald W. Hovsepian

Director since 2006

Mr. Hovsepian, age 48, has served as one of our Directors and as our President and Chief Executive Officer since June 2006. Mr. Hovsepian served as our President and Chief Operating Officer from October 2005 to June 2006. From May 2005 to November 2005, Mr. Hovsepian served as Executive Vice President and President, Worldwide Field Operations. Mr. Hovsepian joined us in June 2003 as President, Novell North America. Before joining Novell, Mr. Hovsepian was a Managing Director with Bear Stearns Asset Management, a technology venture capital fund, from February to December 2002. From March 2000 to February 2002, Mr. Hovsepian served as Managing Director for Internet Capital Group, a venture capital firm. Prior to that, Mr. Hovsepian served in a number of executive positions with International Business Machines Corporation (IBM) over approximately a 17-year period. Mr. Hovsepian is also Chairman of the Board of Directors of Ann Taylor Corporation.

Patrick S. Jones

Director since 2007

Mr. Jones, age 65, serves as Chairman of the Board of Directors of Lattice Semiconductor Corporation and on the Board of Directors of Openwave Systems. Mr. Jones also serves on the Board of Directors of several private venture backed companies in Europe and the United States, primarily in the mobile communications segments, including Sagem Wireless, Heptagon OY, and Inside Contactless SA. From 1998 to 2001, Mr. Jones was the

Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now GEMALTO N.V.), a provider of solutions empowered by smart cards. From 1992 to 1998, Mr. Jones was Vice President Finance, Corporate Controller for Intel Corporation. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Logic.

Richard L. Nolan

Director since 1998

Mr. Nolan, age 69, is the William Barclay Harding Professor of Management of Technology, emeritus, Harvard Business School, a professorship he was awarded in September 1991. Mr. Nolan has been the Philip M. Condit Professor of Business Administration at the University of Washington since September 2004. Mr. Nolan served as Chairman and Chief Executive Officer of Nolan, Norton and Company, an information technology management consulting company, from 1977 until the company was acquired by KPMG LLP in 1987. Mr. Nolan then served as Chairman of Nolan, Norton and Company and a Partner of KPMG from 1987 to 1991. Mr. Nolan is a Director of Loctronix Company.

John W. Poduska, Sr., Sc.D.

Director since 2001

Dr. Poduska, age 72, was the Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer, Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer, Inc., which he founded, a computer manufacturer and the predecessor of Stardent Computer, Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer Inc. Dr. Poduska also served as a director of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009.

Vote Required and Board Recommendation

In December 2006, the Board of Directors approved an amendment to our By-laws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares cast “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the required vote for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year’s election has been determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board of Directors as a “holdover director.” Under our By-laws, however, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. In that situation, the Corporate Governance Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the decision of the Board of Directors. If the failure of a nominee to be elected at the Annual Meeting results in a vacancy on the Board of Directors, that vacancy may be filled by action of the Board of Directors or the Board may reduce the size of the Board of Directors. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board of Directors as a “holdover director.” All director nominees are currently serving on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010. Although stockholder ratification is not required by our By-laws or under any other applicable legal requirement, the Audit Committee is asking the stockholders for ratification of the appointment of PricewaterhouseCoopers LLP as a matter of good corporate governance. If the stockholders do not ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP, the Audit Committee will take such determination into account in its future selection of an independent registered public accounting firm. PricewaterhouseCoopers LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative also will have the opportunity to make a statement if he or she desires to do so.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required for the ratification of the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Soon after Mr. Hovsepian accepted the position of Chief Executive Officer, we embarked on a long-term strategy to fortify and stabilize our business and operations. This strategy focused on improving profitability and containing costs to preserve and enhance long-term shareholder value. Our strategy became increasingly critical as global markets suffered a decline unparalleled since the time of the Great Depression. Market forces have been challenging, causing many companies to contract and reduce spending. This contraction has had an impact on our ability to grow and expand our business. In accordance with our strategy, compensation performance metrics were established to drive revenue, invoicing (reflecting future revenue), and non-GAAP operating income (calculated as described below under Description of Performance Targets), with an increasing emphasis on non-GAAP operating income.

Our non-GAAP operating income margin increased from 5% in fiscal 2007 to 16% in fiscal 2009. Despite the challenging economic climate, our gross profit as a percentage of revenue increased from 75% in fiscal 2008 to 78% in fiscal 2009, reflecting the benefits of our cost reduction initiatives, including prior restructuring actions, and the benefits of realigning our services business to be more efficient and product focused, resulting in a shift to higher-margin product revenue. In fiscal 2009, we also achieved steady renewal rates in our products, in spite of the weak economy, and our cash flow from operations increased to $68.8 million compared with $55.9 million in the prior fiscal year. We believe that management’s successful execution has positioned Novell to capitalize on market opportunities that emerge as the overall economy improves.

Impact on Fiscal 2009 Compensation

Compensation for fiscal 2009 reflects the successful implementation of our strategy to date, tempered with the impact of overall revenue declines and a depressed stock price. Highlights for fiscal 2009 include:

¡	Executive salaries and target annual cash incentive opportunities were not increased.

¡	The total compensation that we paid to our Named Executive Officers (“NEOs”) was less than the amount paid in fiscal 2008 (as reported in the Summary Compensation Table below).

¡	The total compensation of our CEO declined by 34% as compared to fiscal 2008 (as reported in the Summary Compensation Table below).

¡	Income tax gross-ups on perquisites were eliminated as of April 2009, as were excise tax gross-ups on new severance agreements.

¡	The Board and NEOs were, and continue to be, subject to minimum stock ownership requirements, promoting retention of equity to enhance alignment with shareholders.

¡	50% of the equity issued to each NEO is performance-based.

•

Because we did not achieve our non-GAAP product revenue and non-GAAP total revenue targets in fiscal 2009 (each as described below), 25% of the performance-based options that were granted to our NEOs in each of fiscal 2007, fiscal 2008 and fiscal 2009 did not vest and the performance-based options that were granted in fiscal 2006 were forfeited.

•	Because we met and significantly exceeded our non-GAAP operating income target in fiscal 2009, 50% of the performance-based RSUs that were granted to our NEOs in fiscal 2008 and fiscal 2009 vested.

2010 Compensation Structure

Fiscal 2010 represents an inflection point in Novell’s evolving history. Senior management must now turn its focus toward revenue growth, while continuing to protect and preserve the Company’s assets and operating margin. Our compensation strategy has adapted accordingly, with a shift to a more balanced emphasis on top-line growth and non-GAAP operating income in the annual cash incentive plan.

In response to continued economic challenges, salaries for the NEOs continue to be frozen, and target annual cash incentive levels remain flat for fiscal 2010. Moreover, targets for fiscal 2010 have been set at levels for the year that are designed to be significantly more difficult to achieve, in order for the NEOs to achieve 100% of their target annual cash incentive amount, than in fiscal 2009. Equity grants made early in fiscal 2010 strengthen the alignment with shareholders. In particular, fifty percent of each equity grant to NEOs for fiscal 2010 consists of stock options, which rise in value in proportion to increases in the value of our stock. The other fifty percent of each grant consists of restricted stock units that were granted at a time when the market value of our stock was $3.99 per share and vest upon attainment of share price hurdles of $5.50, $7.00, and $8.50.

Elements of Executive Compensation

Consistent with our peers, we provide a mix of cash compensation, short-term incentives, and long-term incentives. Performance compensation opportunity represents a substantial proportion of total compensation for our NEOs. In fiscal 2009, our NEOs were compensated through the following compensation elements, as described in greater detail in the table below:

•	base salary

•	short-term incentives (annual cash incentives)

•	long-term incentives (equity)

•	perquisites

•	savings and deferred compensation programs

•	health and welfare benefits

•	severance and change in control benefits

In addition, the Compensation Committee may grant discretionary awards to executive officers in recognition of exceptional contributions to the Company.

Compensation Element	Design	Strategic Purpose	Pay Level Philosophy
Base Salary	• Salary is based on market data and the executive’s scope of responsibility and experience	• Provides competitive salaries and allows the Company flexibility to hire and retain key talent

•  Salary levels are generally compared with the 50th percentile of market data for purposes of determining a competitive level of compensation

•  Individual salaries compared to the market target may vary based on unique challenges associated with the business, expected contributions by the executive officer, and the need to attract and retain executive talent with the appropriate skills and experience

Compensation Element	Design	Strategic Purpose	Pay Level Philosophy
Short-Term Incentives (annual cash incentives)	• Each executive officer’s annual cash incentive opportunity is based on achieving corporate or functional-level financial goals plus his or her achievement of assigned qualitative objectives

•  Drives business results

•  Allows executives to share in Novell’s success

•  Provides a competitive total compensation package

•  Corresponds directly to corporate results, as approved by the Board, and aligns with corporate, function, and individual results (low results yields low or no payout)

• We generally set annual cash incentive targets above the 50th percentile of market data to support stretch goals and provide a competitive advantage for hiring key talent
Long-Term Incentives (equity)	• Stock options and restricted stock units (“RSUs”) are the equity vehicles used • For NEOs, at least 50% of all equity awarded is performance-based

•  Aligns NEOs’ interests with stockholders’ interest to create Company and stockholder value

•  Provides a competitive total compensation package and creates a strong incentive by providing a wealth creation opportunity

•  Emphasizes performance orientation because at least half of the awards are linked to performance goals

•  Using a blend of stock options and RSUs provides alignment with stockholders as well as retention leverage

•  As a guideline, we generally reference the 50th percentile of market data for long-term incentive awards for purposes of determining a competitive level of compensation

•  Consideration is also given to internal equity, retention needs, and the availability of shares

Perquisites	• Executive physical • Financial planning	• Provides additional attraction and retention leverage • Enables executives to enhance physical and financial health • Provides a competitive total compensation package	• Align with competitive practices
Savings and Deferred Compensation Programs	• NEOs participate at the same rate available to all eligible employees	• Part of a competitive package to attract and retain key talent • Provides a savings opportunity	• Align with competitive practices
Health and Welfare Benefits	• NEOs participate at the same rate and contribution levels available to all eligible employees	• Provides employees and eligible dependents with competitive health care coverage and protection against catastrophic illness or death	• Align with competitive practices
Severance and Change in Control Benefits	• Structure varies by executive level and type of termination	• Serves as a recruitment and retention vehicle • Provides economic transition due to no-fault termination • Ensures objectivity of executives in the event of a change in control	• Align with competitive practices

During fiscal 2009, the Compensation Committee evaluated gross-up provisions for executive officers. After considering the interests of stockholders and the competitiveness of this feature, effective as of April 2009, the Compensation Committee discontinued the income tax gross-up on perquisites and the excise tax gross-up feature in new severance agreements.

In setting compensation for executive officers, the Compensation Committee considers how base salary, short-term incentives, and long-term incentives contribute to the total compensation executives receive. The Compensation Committee also considers the value of the other compensation elements identified above and amounts executive officers may receive under various termination scenarios. While this information may not have a direct effect with respect to individual base salary and short-term and longer-term incentive compensation decisions, the information may be used to confirm that an executive officer’s overall compensation package meets the desired objectives described above.

Description of Performance Targets

As used throughout this Compensation Discussion and Analysis, the following financial terms have the meanings set forth below:

Total product invoice is the amount invoiced to customers for software in the normal course of business stated at budgeted foreign currency exchange rates, defined as product invoice denominated in US dollars plus product invoice denominated in foreign currencies converted to US dollars at pre-determined budgeted foreign currency rates.

Non-GAAP gross margin is the ratio of Non-GAAP operating income over total GAAP revenue.

Non-GAAP operating income excludes stock-based compensation, acquisition-related intangible asset amortization, restructuring expenses, IT outsourcing transition costs, litigation-related expenses or income, purchased in-process research and development, acquisition integration costs, stock-based compensation review expenses, gains and losses on the sales of assets and the impairment of goodwill and intangible assets.

Non-GAAP operating income stated at budged foreign currency exchange rates is non-GAAP operating income denominated in US dollars plus non-GAAP operating income denominated in foreign currencies converted to US dollars at pre-determined budgeted foreign currency rates.

Non-GAAP pre-incentive operating income is non-GAAP operating income stated at budgeted foreign currency exchange rates, less incentive expense.

Non-GAAP product revenue is GAAP revenue associated with the sale of software, which includes licenses, maintenance and subscriptions, stated at budgeted foreign currency exchange rates, defined as product revenue denominated in US dollars plus product revenue denominated in foreign currencies converted to US dollars at pre-determined budgeted foreign currency rates.

Non-GAAP total revenue is GAAP revenue stated at budgeted foreign currency exchange rates, defined as revenue denominated in US dollars plus product revenue denominated in foreign currencies converted to US dollars at pre-determined budgeted foreign currency rates.

Determination of Fiscal 2009 Compensation for the Named Executive Officers

The Compensation Committee determines the compensation paid to Novell’s executive officers, other than the Chief Executive Officer (the “CEO”). The Compensation Committee also recommends to the non-employee members of Novell’s Board of Directors the form and amount of the CEO’s compensation, which is then submitted to the non-employee members of the Board of Directors for consideration and approval. The process for establishing fiscal 2009 compensation for Novell’s executive officers follows.

Market Data

In September 2008, the Compensation Committee, together with its independent compensation consultant, Hewitt, began its review of executive compensation for fiscal 2009. The role and responsibilities of Hewitt are described above in the Corporate Governance section of this proxy statement. The Compensation Committee reviews, among other things, an annual compensation survey that Radford Surveys + Consulting prepares (the “Radford Survey”). This survey provides competitive survey data and competitive practices in executive compensation. The data in the Radford Survey includes base salary, short-term and long-term incentive pay, and total direct compensation for executives of the following high technology companies that are comparable to Novell in annual revenue, industry segment and employment market conditions:

Company	Annual Revenue
($ millions)
Avid Technology	845
BMC Software	1,872
Cadence Design Systems	1,039
Citrix Systems	1,583
Compuware	1,091
Lawson Software	852
McAfee	1,600
Mentor Graphics	789

Company	Annual Revenue
($ millions)
Metavante Technologies	1,707
Red Hat	653
Sybase	1,132
Synopsys	1,337
Take Two Interactive Solutions	1,538
THQ	830
Verisign	962
VMWare	1,881

In the aggregate, our base salaries for fiscal 2009 for executives were ahead of the market 50th percentile, target annual cash incentive was slightly ahead of the 75th percentile of the market data, long term incentive values were between the 50th and 75th percentiles of the market data, and target total direct compensation (base salary, target annual cash incentive and actual long-term incentive) for the executive officers was between the 50th and 75th percentiles of the market data. Where individual variations in competitive positioning exist, the Committee recognizes that this is due to the expected value of his or her contributions to the business, retention requirements, historical compensation practice, and the scope of responsibility relative to the market data.

Determining Target Direct Compensation Elements

We use market data as a guideline to identify competitive compensation levels to understand the level of pay that attracts and retains key talent. In general, if we determine that an executive’s base salary, or target annual cash incentive is materially below target percentile amounts, we would evaluate the importance of providing competitive levels of compensation as well as the risk of recruitment of the executive by other companies and, if appropriate, factor that into any compensation adjustments. In determining compensation for executive officers, market data serves as a reference point; however, several factors are considered in addition to market data, including:

•	unique challenges associated with managing the Company’s business and expected contributions by the executive officer;

•	skills and experience of the executive officer;

•	relative internal value of an executive officer’s responsibility;

•	scope of responsibilities relative to the competitive survey data;

•	historical compensation paid to the executive;

•	extent of deviation from target market amounts;

•	the risk of the executive officer being recruited by another company; and

•	the CEO’s recommendations for each executive (other than himself).

At the beginning of fiscal 2009, the Compensation Committee reviewed and approved the base salaries, the fiscal 2009 target annual cash incentive (expressed as a percentage of base salary), and long-term incentive awards for Novell’s executive officers, other than the CEO. They recommended to the non-employee members of Novell’s Board of Directors the CEO’s base salary, fiscal 2009 target annual cash incentive (expressed as a percentage of base salary), and long-term incentive awards.

The Board of Directors’ review and approval of the CEO’s direct compensation elements included consideration of those items above in addition to the CEO’s self-assessment, the Compensation Committee’s recommendations and the individual assessments of the CEO’s performance made by each of the non-employee directors. The difference in the CEO’s direct compensation levels relative to Novell’s other executive officers is primarily a result of the consideration of market data that reflect the greater role and responsibilities of the CEO.

We believe that it is vital to retain executives possessing outstanding capabilities, deep industry experience, a strong commitment to our business and a drive to add value. The Compensation Committee focuses on performance balanced by an awareness of competitive practices and alternatives for management talent, as well as the conviction that discretion and judgment are required to address compensation issues appropriately and on a real-time basis.

Base Salary

The Compensation Committee maintained the base salaries of the NEOs for fiscal 2009 at the same levels as were applicable to fiscal 2008.

Short-Term Incentives (Fiscal 2009 Annual Incentive Program)

The independent members of the Board of Directors, with respect to the CEO, and the Compensation Committee, with respect to the other NEOs, maintained target annual cash incentive percentages for fiscal 2009 at the same levels as were applicable to fiscal 2008. Therefore, fiscal 2009 target annual cash incentive percentages were:

•	125% of base salary for Mr. Hovsepian

•	100% of base salary for Messrs. Russell and Jaffe

•	75% of base salary for Mr. Dragoon

•	70% of base salary for Ms. O’Keefe

At the beginning of fiscal 2009, the Compensation Committee approved Novell’s Fiscal 2009 Annual Incentive Program for Executives (the “2009 Incentive Program”), including the performance objectives for Novell’s executive officers other than the CEO. The independent members of the Board of Directors of Novell approved the CEO’s participation in the 2009 Incentive Program and his performance objectives. In January 2009, the Board approved a revised business plan for the Company focusing on the preservation of operating income levels. The change in business plan was deemed necessary due to uncertain and declining worldwide market conditions. Given the state of the economy and its uncertainty at the time of the change, management and the Board were not confident that the revised business plan could be achieved. The Board and Compensation Committee sought to ensure that performance objectives remained aggressive but achievable. In order to adapt to the changed economic conditions on a real-time basis, in April 2009, the independent members of the Board, upon the recommendation of the Compensation Committee, amended the 2009 Incentive Program by replacing the “cash flow” performance category with a “total product invoice” performance category. While cash flow continued to be an important financial metric, management and the Board believed total product invoice provided a higher level of strategic alignment with the Company’s fiscal 2009 focus. Had the 2009 Incentive Program not been amended, the resulting cash incentive amounts paid to each of the NEOs would have been approximately the same. Accordingly, the NEOs received no material incremental benefit from the amendment.

In December 2009, the Compensation Committee reviewed and approved cash incentive payouts under the 2009 Incentive Program for all of the NEOs, other than the CEO. The Compensation Committee also recommended to the non-employee members of the Board the CEO’s annual cash incentive payout under the 2009 Incentive Program, which was approved by the independent members of the Board of Directors in December 2009.

Fiscal 2009 annual cash incentives for our executive officers were determined by the following formula:

Weighted Quantitative Objective	x	Qualitative Performance Factor	x	Target Incentive Percentage	x	Base Salary	=	Incentive Amount

Weighted Quantitative Performance Objectives Achievement. To determine the weighted quantitative performance objective element under the 2009 Incentive Program, the NEO’s had three quantitative performance objectives based on (each as defined above under Description of Performance Targets):

(i)	non-GAAP pre-incentive operating income;

(ii)	non-GAAP product revenue; and

(iii)	either total product invoice or non-GAAP gross margin.

These objectives were selected to reflect the primary focus of the Company’s financial goals under the revised business plan and were weighted differently among the NEOs, as noted in the table below, to align with each NEO’s role and expected contributions. Ms. O’Keefe’s Quantitative Performance Objective includes non-GAAP gross margin rather than total product invoice due to her position and influence within the services organization of the Company and our desire to promote an efficient cost structure within the organization that she leads. No credit was to be given if the actual performance was less than 80% of the approved performance target.

In fiscal 2009, Messrs. Hovsepian, Russell, Jaffe, and Dragoon had the following quantitative performance objectives, corresponding weightings, actual results and the weighted achievement percentages:

Quantitative Performance Objective	Performance Target ($000)	Actual Results		Weighting (%)	Weighted Quantitative Performance Objectives Achievement (%)
		amount ($000)	% of Target
Non-GAAP pre-incentive	135,747	178,127	131	70	92
operating income
Non-GAAP Product Revenue	795,700	787,464	99	15	15
Total Product Invoice	735,672	790,355	107	15	16

					123

In fiscal 2009, Ms. O’Keefe had the following quantitative performance objectives, corresponding weightings, actual results and the weighted achievement percentages:

Quantitative Performance Objective	Performance Target ($000)	Actual Results		Weighting (%)	Weighted Quantitative Performance Objectives Achievement (%)
		amount ($000)	% of Target
Non-GAAP pre-incentive	135,747	178,127	131	50	66
operating income
Non-GAAP Product Revenue	795,700	787,464	99	25	25
Non-GAAP Gross Margin	705,628	714,966	101	25	25

					116

Qualitative Performance Factor.    Each of the NEOs was assigned qualitative performance objectives designed to drive Novell’s key initiatives for fiscal 2009, namely:

•	Performance: trends in profitability and market growth;

•	Perception: increase pull and preference in the marketplace and create a pipeline opportunity through demand generation;

•	Products and Services: deliver market valued innovation;

•	Partners: accelerate the shift to Novell’s partner business model (as described in the Company’s Annual Report on Form 10-K filed for the fiscal year ended October 31, 2009); and

•	People: talent development.

At the end of fiscal 2009, the Compensation Committee reviewed the CEO’s assessment of the NEO’s (other than the CEO’s) performance against the assigned qualitative performance objectives and the CEO’s recommended qualitative performance objective factor for each NEO. The non-employee members of the Board of Directors reviewed the CEO’s performance against his qualitative performance objectives and determined the CEO’s qualitative performance factor. The qualitative performance factor for the NEOs could range from 0 to 1.50 based on their performance.

For fiscal 2009, the qualitative performance factors received by the NEOs were based on the following:

•

Mr. Hovsepian’s qualitative performance factor was determined based on his achievement of assigned objectives including directing the Company through a difficult economic year while carefully managing Company resources and continuing to build Novell’s long-term stability and strength through actions like enabling innovative initiatives.

•

Mr. Russell’s qualitative performance factor was determined based on his significant role in the Company’s achievement of expenses management objectives and successful completion of goals such as improving the cost structure of the Company’s facilities worldwide.

•	Mr. Jaffe’s qualitative performance factor was determined based on his role in maturing Novell’s integrated product development approach and identifying and launching two innovative initiatives.

•	Mr. Dragoon’s qualitative performance factor was determined based on his execution of strategic activities related to increasing the demand and preference in the marketplace and demand generation.

•	Ms. O’Keefe’s qualitative performance factor was determined based on her temporarily assuming additional responsibilities in leading and managing the Field Operations function.

Fiscal 2009 Annual Cash Incentive Amounts.    As shown in the table below, each of the NEO’s annual cash incentive amounts was determined by multiplying their weighted quantitative performance objective, their qualitative performance factor, and their fiscal 2009 target cash incentive percentage by their base salary rate to determine the final annual cash incentive amount.

Named Executive Officer	Weighted Quantitative Performance Objective (%)	X	Qualitative Performance Factor(1)	X	Target Cash Incentive Percentage (%)	X	Base Salary Rate ($000s)	=	Final Cash Incentive Amount ($000s)
Ronald W. Hovsepian	123		0.90		125		925		1,280
Dana C. Russell	123		1.12		100		400		550
Dr. Jeffery M. Jaffe	123		0.81		100		450		450
John K. Dragoon	123		1.15		75		340		360
Colleen A. O’Keefe	116		1.14		70		350		324

(1)	Decimal amounts are rounded to the nearest hundredth.

The final cash incentive amounts paid to the NEOs are reflected in the Summary Compensation Table.

In context, performance compensation opportunity represents a substantial proportion of total compensation of our executives. Performance targets are designed to be aggressive yet attainable. Quantitative performance targets over the past several years were aligned with certain business objectives of the Company, predominantly providing incentive to increase non-GAAP operating income. The chart below illustrates the evolution of performance-based annual cash incentive compensation for our CEO and most of our NEOs from fiscal 2006 through fiscal 2010. Annual cash incentives increasingly emphasized achievement of non-GAAP pre-incentive operating income targets from fiscal 2006 through fiscal 2009. In fiscal 2010, the proportion of annual cash incentives tied to non-GAAP pre-incentive operating income was reduced to 50% and the proportion dependent on product revenue and invoicing objectives increased to 50%, signifying a stronger focus on revenue drivers to build our business, while preserving the relevance of non-GAAP pre-incentive operating income.

Long Term Incentives (Equity)

As reflected in the Grants of Plan-Based Awards table below, at the beginning of fiscal 2009, the Compensation Committee granted stock options and RSUs to the NEOs, other than the CEO, and the independent members of the Board of Directors awarded stock options and RSUs to the CEO. The stock options and RSUs for fiscal 2009 vest as follows:

Stock Options

•	50% of stock options vest over a four-year period;

•

50% of stock options are performance-based options that vest over a four-year period, based on the Company’s achievement of non-GAAP product revenue targets. Under certain circumstances (described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table), an additional 25% of these options will vest with respect to any fiscal year in which the non-GAAP product revenue target is exceeded by at least 1%. If performance criteria are never met, stock option awards will not vest; and

•	In no case can more than 100% of the original grant vest.

Restricted Stock Units

•	50% of RSUs vest over a four-year period;

•

50% of RSUs are performance-based and vest over a four-year period based on the Company’s achievement of non-GAAP operating income targets. Under certain circumstances (described below in the footnotes to the Outstanding Equity Awards at Fiscal Year-End Table), an additional 25% of these RSUs will vest with respect to any fiscal year in which the non-GAAP operating income target is exceeded by at least 2%. If performance criteria are never met, RSUs will not vest; and

•	In no case can more than 100% of the original grant vest.

In fiscal 2009, Novell did not achieve the non-GAAP product revenue target but exceeded the non-GAAP operating income target by more than 2%. Accordingly, none of the performance-based stock options vested and 50% of the performance-based RSUs that were granted at the beginning of fiscal 2009 vested.

Vesting of Prior Equity Awards

Performance-based options and performance-based RSUs granted in fiscal 2008, fiscal 2007 and fiscal 2006 vest over a four-year period based on the Company’s achievement of non-GAAP total revenue and non-GAAP operating income targets. In fiscal 2009, Novell did not achieve the specified non-GAAP total revenue target for such prior year grants. Accordingly, none of the performance-based stock options vested. Based upon fiscal 2008 performance, one tranche of the performance-based options granted in December 2005 vested, while all others from that grant expired unvested. In fiscal 2009, Novell exceeded the non-GAAP operating income target by more than 15%. Accordingly, the remaining 50% of the fiscal 2008 performance-based RSUs vested. (Performance-based RSUs from fiscal 2007 and 2006 had previously vested.) The vesting of performance-based RSUs from fiscal 2007 and fiscal 2008 is reflected in the Option Exercises and Stock Vested table below, along with the time-vested portions.

Performance-based options and performance-based RSUs granted in fiscal 2007 through fiscal 2009 will be eligible to vest in future fiscal year periods based on the attainment of financial performance metrics, the form of which are set at the time of grant but the amounts of which are established at the beginning of each such fiscal year. The performance metrics are as follows:

•	for grants in fiscal year 2007 and 2008: non-GAAP total revenue (performance-based options); and

•	for grants in fiscal 2009: non-GAAP product revenue (performance-based options) and non-GAAP operating income (performance-based RSUs).

The likelihood that performance targets will be achieved is not known at the time of the grants of these awards because the targets are determined at the beginning of each of the applicable fiscal years.

For equity grants issued in fiscal 2007 through fiscal 2009, Messrs. Hovsepian, Russell, Jaffe, and Dragoon and Ms. O’Keefe had the following financial performance measures for vesting in fiscal 2009 and achieved the following results for vesting tranches applicable in fiscal 2009:

Target Performance Measures	Performance Target ($ millions)	Actual Results		Vesting Achieved?
		($ millions)	% of Target
Non-GAAP total revenue(1)	910.0	897.8	98.7	No
Non-GAAP product revenue(2)	795.7	787.5	99.0	No
Non-GAAP operating income(3)	95.7	134.1	140.1	Yes

(1)	granted in fiscal 2007 and fiscal 2008

(2)	granted in fiscal 2009

(3)	granted in fiscal 2007, fiscal 2008, and fiscal 2009

For fiscal 2010, 100% of the equity compensation issued to executives is based on growth in the value of Novell’s stock. However, we recognize that we must continue to protect Novell from losing its best talent to the competition, and also that fortifying the Company’s financial position is the lynchpin of the Company’s long-

term success. In addition, we recognize that value-creating performance by an executive team does not always translate immediately into an appreciation in the value of Novell’s stock, particularly in periods of economic stress. Accordingly, annual cash incentives continue to be subject to achievement of quantifiable financial objectives. As illustrated in the chart below, performance-based equity compensation awarded from fiscal 2006 through fiscal 2009 was dependent on achievement of non-GAAP total revenue and non-GAAP operating income targets for each year until the grants made in fiscal 2010—which marked a transition to stock price milestones and an increased focus on direct shareholder value.

Equity Grant Practices

Under the Company’s current Equity Award Grant Policy (the “Grant Policy”), the Compensation Committee approves all equity awards granted to the NEOs, other than the CEO, at meetings of the Compensation Committee. Grants of equity awards to the CEO are made by the independent members of the Board of Directors acting as a group. The Grant Policy provides that no awards will be granted to the NEOs during the period commencing at the close of business two weeks before the end of any fiscal quarter and ending as of the close of business two trading days following the date of public disclosure by the Company of its financial results for the relevant fiscal period. All stock options are nonstatutory options and are granted at fair market value on the date of grant (which is defined as the closing price of Novell common stock on the trading day prior to the grant date).

Perquisites and Executive Benefits

Except as business requires, NEOs receive essentially the same benefits as other employees at Novell as well as the following:

•

Novell pays for and asks each NEO to undergo one annual physical examination each year. NEOs are in the position to significantly affect the success of the Company through their leadership and expertise, and it is important to Novell that its NEOs maintain their overall health.

•	Novell reimburses NEOs for certain financial planning expenses that may include tax preparation and estate planning.

•

Until April 2009, NEOs were eligible to receive tax gross-ups on any expenses incurred for physical examinations or tax preparation and estate planning. In April 2009, the Board eliminated all such tax gross-ups, with immediate effectiveness.

Savings and Deferred Compensation Programs

All eligible employees, including NEOs, may participate in the Novell, Inc. 401(k) Retirement and Savings Plan (“401(k) Plan”) and the Novell, Inc. Deferred Compensation Plan. The Deferred Compensation Plan allows eligible employees to make contributions in amounts that exceed limitations imposed by U.S. tax law on participant contributions to the 401(k) Plan. NEOs may also participate in the Novell, Inc. Stock-Based Deferred

Compensation Plan (“SBDC Plan”). The SBDC Plan provides a mechanism for NEOs to meet their stock ownership requirements through the deferral of compensation that invests in Novell stock. Deferrals under the SBDC Plan are matched at 25% of the deferral to encourage participation, and vest over a period of five to six years. Additional information on the SBDC Plan can be found below in the narrative following the Nonqualified Deferred Compensation table. Novell does not maintain any executive pension, supplemental or other retirement plans.

Severance and Change in Control Benefits

The NEOs are eligible for severance benefits under severance agreements with the Company. These benefits were structured based on prevailing market practices at the time of their execution and have been periodically reviewed by the Compensation Committee to ensure they continue to reflect common market practice. These agreements provide for severance benefits in connection with a change in control, and ensure that the NEOs are treated fairly in a situation where Novell equity may not continue to be publicly traded. Overall, the change-in-control provisions are designed to ensure that the NEOs evaluate potential acquisition situations impartially without concern for how they may be personally affected. The severance agreements are discussed in greater detail below under Severance Agreements.

Stock Ownership Requirements

Our Executive Stock Ownership Program requires (i) our Chief Executive Officer to own shares of our common stock having a value equal to three times his salary as of November 1, 2006, and (ii) the other NEOs to own shares of our common stock having a value equal to his or her salary as of his or her initial participation date. The NEOs do not have a deadline for achieving their ownership requirements, but may not sell their shares of Novell stock unless and until their ownership requirements are satisfied, with certain limited exceptions.

Qualifying Compensation

The Compensation Committee considers the potential impact of Section 162(m) of the Code in determining compensation amounts and awards. Section 162(m) disallows a tax deduction for any amount of compensation paid to an NEO that exceeds $1,000,000 except to the extent that the amount is “performance-based” within the meaning of Section 162(m). The Compensation Committee’s goal is to preserve the deductibility of compensation to the extent possible, and the Novell, Inc. 2009 Omnibus Incentive Plan, approved by stockholders in 2009, is designed to expand the Committee’s ability to ensure compensation is deductible. The Compensation Committee, however, believes that its primary objective is to drive and reward the performance that is viewed to be in the best long-term interests of the Company and its stockholders. The Committee has determined that, based on the Company’s current and anticipated tax situation, disallowing compensation deductions will not have any material cash flow impact. The Company and the Compensation Committee will continue to review the impact of Section 162(m) going forward and will make design changes as deemed warranted.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Novell, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Dr. John W. Poduska, Sr., Chairperson

Thomas G. Plaskett

Kathy Brittain White

Gary G. Greenfield

Summary Compensation Table

The table below shows, for fiscal 2009, fiscal 2008, and fiscal 2007, compensation earned by our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
Ronald W. Hovsepian	2009	925,036	—	1,674,946	990,721	1,280,000	119,179	4,989,882
President and Chief Executive Officer	2008	912,214	—	3,156,973	1,382,192	2,000,000	137,014	7,588,393
	2007	825,032	—	1,350,779	946,169	2,250,000	41,923	5,413,903

Dana C. Russell	2009	400,015	—	350,259	166,445	550,000	49,921	1,516,640
Senior Vice President and Chief Financial Officer	2008	400,015	—	583,951	215,028	800,000	57,863	2,056,857
	2007	400,015	—	253,362	146,087	800,000	24,960	1,624,424

Dr. Jeffrey M. Jaffe(7)	2009	450,018	—	293,796	240,155	450,000	64,109	1,498,078
Executive Vice President and Chief Technology Officer	2008	450,018	—	778,753	428,580	550,000	57,713	2,265,064
	2007	450,018	600,000	574,156	185,706	500,000	51,900	2,361,780

John K. Dragoon	2009	341,321	—	312,615	176,551	360,000	58,160	1,248,647
Senior Vice President and Chief Marketing Officer	2008	340,013	—	469,490	217,912	500,000	35,450	1,562,865

Colleen A. O’Keefe	2009	350,013	—	400,389	193,235	324,000	36,233	1,303,870
Senior Vice President and General Manager, Collaboration Solutions and Global Services

(1)	Includes any amount deferred at the election of the NEO pursuant to our 401(k) Plan, Deferred Compensation Plan, or SBDC Plan. The appearance of an increase in salary from fiscal 2008 to fiscal 2009 for Mr. Hovsepian is an artifact of timing. Mr. Hovsepian’s salary was established two months after the beginning of fiscal 2008. It remained at that level throughout fiscal 2008 and fiscal 2009 and has not been increased for fiscal 2010.

(2)	Represents a one-time retention bonus paid to Dr. Jaffe pursuant to his employment agreement.

(3)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the fair value recognition guidance of stock-based accounting rules. For a discussion of assumptions made in the valuation of stock awards for the fiscal years ended October 31, 2009, 2008 and 2007, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(4)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year. For a discussion of assumptions made in the valuation of stock awards for the fiscal years ended October 31, 2009, 2008, and 2007, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(5)	Represents annual cash incentives for services rendered in fiscal 2009, fiscal 2008, and fiscal 2007, although paid after the end of the fiscal year, pursuant to the applicable annual cash incentive program.

(6)	Reflects the following elements of compensation for fiscal 2009:

	401(k) Matching Contribution ($)	Deferred Compensation Plan Matching Contribution ($)	SBDC Plan Matching Contribution ($)	Financial Planning Services ($)	Financial Planning Services Gross-ups ($)(a)	Other Payments ($)	Total ($)
Ronald W. Hovsepian	9,800	101,678	—	4,486	3,215	—	119,179
Dana C. Russell	9,800	40,001	—	—	—	120(b)	49,921
Dr. Jeffrey M. Jaffe	9,800	32,001	—	20,000	—	2,308(c)	64,109
John K. Dragoon	9,800	20,000	6,250	16,382	5,728	—	58,160
Colleen A. O’Keefe	9,800	22,500	—	3,500	433	—	36,233

(a)	Reflects tax gross-up on financial planning services provided prior to our decision to discontinue tax gross-up on perquisites effective April 2009.

(b)	Reflects Special Bonus paid to Mr. Russell as a result of remedial actions taken under Section 409A of the Internal Revenue Code.

(c)	Represents a cash award to Mr. Jaffe under our Patent Incentive Program.

(7)	Effective January 31, 2010, Dr. Jaffe ceased to serve as Executive Vice President and Chief Technology Officer.

Grants of Plan-Based Awards

The following table shows grants made to the Named Executive Officers in fiscal 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(3)	Closing Market Price on Date of Grant ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target ($000s)(1)	Maximum ($000s)(1)	Target (#)(2)	Maximum (#)
Ronald W. Hovsepian		1,156.3	2,312.5
	12/16/2008			585,937	585,937			3.64	3.64	984,374
	12/16/2008						468,750	3.64	3.64	738,656
	12/16/2008			257,554(5)	257,554(5)					937,497
	12/16/2008					206,043				749,997
Dana C. Russell		400	800
	12/16/2008			156,250	156,250			3.64	3.64	262,500
	12/16/2008						125,000	3.64	3.64	196,975
	12/16/2008			68,681(5)	68,681(5)					249,999
	12/16/2008					54,945				200,000
Dr. Jeffrey M. Jaffe(6)		450	900
	12/16/2008			117,187	117,187			3.64	3.64	196,874
	12/16/2008						93,750	3.64	3.64	147,731
	12/16/2008			51,510(5)	51,510(5)					187,496
	12/16/2008					41,208				149,997
	09/21/2009					1,004				4,799
John K. Dragoon		255	510
	12/16/2008			97,656	97,656			3.64	3.64	164,062
	12/16/2008						78,125	3.64	3.64	123,109
	12/16/2008			42,925(5)	42,925(5)					156,247
	12/16/2008					34,340				124,998
	06/08/2009			25,897	25,897			4.12	4.12	51,535
	06/08/2009						20,718	4.12	4.12	38,552
	06/08/2009			11,377(5)	11,377(5)					46,873
	06/08/2009					9,101				37,496
Colleen A. O’Keefe		245	490
	12/16/2008			97,656	97,656			3.64	3.64	164,062
	12/16/2008						78,125	3.64	3.64	123,109
	12/16/2008			42,925(5)	42,925(5)					156,247
	12/16/2008					34,340				124,998

(1)	In fiscal 2009, each NEO had a target non-equity incentive plan award equal to his or her base salary rate multiplied by his or her target annual cash incentive percentage. No NEO could receive a non-equity annual incentive plan award greater than two times his or her target non-equity annual incentive award.

(2)	Reflects performance-based stock options and RSUs that vest upon the Company’s achievement of certain revenue and non-GAAP operating income targets.

(3)	All stock options are granted at fair market value on the date of grant (which is defined as the closing price of Novell common stock on the trading day prior to the grant date).

(4)	Represents the grant date fair value of each equity award. For a discussion of assumptions made in the valuation of equity awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(5)	50% of these RSUs vested on December 22, 2009 because the non-GAAP operating income target for fiscal 2009 was exceeded by at least 2%.

(6)	Effective January 31, 2010, Dr. Jaffe ceased to serve as Executive Vice President and Chief Technology Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards and RSUs by our Named Executive Officers as of October 31, 2009. This table includes unexercised and unvested stock options, unvested restricted stock awards and RSUs, as well as stock options, restricted stock and RSUs with performance conditions that, as of October 31, 2009, had not yet been satisfied. The market value of the shares set forth under “Stock Awards” was determined by multiplying the number of unvested or unearned shares by the fair market value of our common stock on October 31, 2009, the last trading day of fiscal 2009.

Name	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald W. Hovsepian	6/2/2003	500,000				$3.34	6/2/2011
	12/15/2003	75,000				$9.42	12/15/2011
	12/15/2003			31,000	(4)	$9.42	12/15/2011
	12/15/2003			31,000	(5)	$9.42	12/15/2011
	12/13/2004	137,500				$6.35	12/13/2012
	12/13/2004	68,750				$6.35	12/13/2012
	12/13/2004	68,750				$6.35	12/13/2012
	10/31/2005	150,000				$7.57	10/31/2013
	10/31/2005			150,000	(6)	$7.57	10/31/2013
	12/12/2005	113,564	4,938			$8.71	12/12/2013
	12/12/2005	29,626		29,626		$8.71	12/12/2013
	12/12/2005							7,407	(7)	$30,295
	12/20/2006	220,566	90,822			$6.12	12/20/2014
	12/20/2006	77,847		155,694		$6.12	12/20/2014
	12/20/2006							38,924	(8)	$159,199
	12/18/2007	166,021	196,208			$6.71	12/18/2015
	12/18/2007	113,196		339,590		$6.71	12/18/2015
	12/18/2007							97,802	(9)	$400,010
	12/18/2007										81,502	(10)	$333,343
	12/16/2008		468,750			$3.64	12/16/2016
	12/16/2008			585,937		$3.64	12/16/2016
	12/16/2008							206,043	(11)	$842,716
	12/16/2008										257,554	(12)	$1,053,396

Dana C. Russell	8/17/2001	10,000				$4.68	8/17/2011
	8/17/2001	11,000				$4.68	8/17/2011
	8/17/2001	25,000				$4.68	8/17/2011
	8/17/2001	13,000				$4.68	8/17/2011
	8/17/2001	13,000				$4.68	8/17/2011
	9/10/2001	26,000				$3.92	9/10/2011
	9/10/2001	6,000				$3.94	9/10/2011
	3/30/2005	40,000				$5.55	3/30/2013
	12/12/2006	32,547	13,402			$6.08	12/12/2014
	12/12/2006	11,487		22,976		$6.08	12/12/2014
	12/12/2006							5,744	(8)	$23,493
	4/10/2007	16,909	10,146			$7.45	4/10/2015
	4/10/2007	6,764		13,528		$7.45	4/10/2015
	4/10/2007							2,537	(13)	$10,376
	12/18/2007	33,204	39,242			$6.71	12/18/2015
	12/18/2007	22,639		67,918		$6.71	12/18/2015
	12/18/2007							19,560	(9)	$80,000
	12/18/2007										16,301	(10)	$66,671
	1/10/2008	13,000				$10.68	1/7/2012
	12/16/2008		125,000			$3.64	12/16/2016
	12/16/2008			156,250		$3.64	12/16/2016
	12/16/2008							54,945	(11)	$224,725
	12/16/2008										68,681	(12)	$280,905

Name	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Jeffrey M. Jaffe (16)	11/28/2005	97,916	2,084			$7.93	11/28/2013
	11/28/2005	100,000				$7.93	11/28/2011
	11/28/2005			100,000	(6)	$7.93	11/28/2013
	12/12/2005	15,009	653			$8.71	12/12/2013
	12/12/2005	3,916		3,916		$8.71	12/12/2013
	12/12/2005							979	(7)	$4,004
	12/12/2006	42,934	17,680			$6.08	12/12/2014
	12/12/2006	15,154		30,308		$6.08	12/12/2014
	12/12/2006							7,577	(8)	$30,990
	12/18/2007	37,947	44,848			$6.71	12/18/2015
	12/18/2007	25,873		77,621		$6.71	12/18/2015
	12/18/2007							22,355	(9)	$91,432
	12/18/2007										18,630	(10)	$76,197
	12/16/2008		93,750			$3.64	12/16/2016
	12/16/2008			117,187		$3.64	12/16/2016
	12/16/2008							41,208	(11)	$168,541
	12/16/2008										51,510	(12)	$210,676
	9/21/2009							1,004	(14)	$4,106

John K. Dragoon	10/13/2003	50,000				$6.02	10/13/2011
	3/30/2005	60,000				$5.55	3/30/2013
	12/12/2005	57,500	2,500			$8.71	12/12/2013
	12/12/2006	36,198	14,906			$6.08	12/12/2014
	12/12/2006	12,776		25,553		$6.08	12/12/2014
	12/12/2006							6,388	(8)	$26,127
	12/18/2007	21,345	25,227			$6.71	12/18/2015
	12/18/2007	14,553		43,662		$6.71	12/18/2015
	12/18/2007							12,575	(9)	$51,432
	12/18/2007										10,480	(10)	$42,863
	12/16/2008		78,125			$3.64	12/16/2016
	12/16/2008			97,656		$3.64	12/16/2016
	12/16/2008							34,340	(11)	$140,451
	12/16/2008										42,925	(12)	$175,563
	6/8/2009		20,718			$4.12	6/8/2017
	6/8/2009			25,897		$4.12	6/8/2017
	6/8/2009							9,101	(11)	$37,223
	6/8/2009										11,377	(12)	$46,532

Colleen A. O’Keefe	12/4/2006	141,666	58,334			$6.29	12/4/2014
	12/4/2006							33,334	(15)	$136,336
	12/18/2007	22,915	27,083			$6.71	12/18/2015
	12/18/2007	15,624		46,873		$6.71	12/18/2015
	12/18/2007							13,500	(9)	$55,215
	12/18/2007										11,250	(10)	$46,013
	12/16/2008		78,125			$3.64	12/16/2016
	12/16/2008			97,656		$3.64	12/16/2016
	12/16/2008							34,340	(11)	$140,451
	12/16/2008										42,925	(12)	$175,563

(1)	Unless otherwise indicated, the options vest at a rate of 25% on the first annual anniversary of the grant date and thereafter vest 2.083% on each monthly anniversary of the grant date, subject to the NEO’s continued employment with Novell.

(2)

Unless otherwise noted, 25% of the options will vest each fiscal year if we achieve targeted non-GAAP product revenue or non-GAAP total revenue. In any fiscal year in which we exceed the targeted non-GAAP total revenue by at least 10% or the non-GAAP product revenue by 1%, the following will occur: (a) an additional 25% of the options will vest if we did not achieve the target for the prior fiscal year (“look back vesting”); or (b) if look back vesting is not applicable, an additional 25% of the options will vest (“look forward vesting”). In no case can more than 100% of the original grant vest. The applicable vesting date for any fiscal year is the date on which we file our Annual Report on Form 10-K. If targets are not met, the options will expire.

(3)	Unless otherwise noted, 25% of the RSUs will vest each fiscal year if we achieve targeted non-GAAP operating income. In any fiscal year in which we exceed the targeted non-GAAP operating income by at least 2% for shares granted in fiscal 2009 and by at least 15% for shares granted prior to fiscal 2009, the following will occur: (a) an additional 25% of the RSUs will vest if we did not achieve the targeted non-GAAP operating income for the prior fiscal year (“look back vesting”); or (b) if look back vesting is not applicable, an additional 25% of the RSUs will vest (“look forward vesting”). In no case can more than 100% of the original grant vest. The applicable vesting date for any fiscal year is the date on which we file our Annual Report on Form 10-K. If targets are not met, the RSUs will expire.

(4)	These options vested on December 15, 2009 in accordance with their terms.

(5)	These options vested on December 15, 2009 in accordance with their terms.

(6)	These options expired unvested on December 22, 2009 because revenue targets were not met.

(7)	These shares of restricted stock vested on December 12, 2009.

(8)	25% vested on each of the first three annual anniversaries of the grant date, and the remaining 25% will vest in December 2010, subject to the NEO’s continued employment with Novell.

(9)	25% vested on each of the first two annual anniversaries of the grant date, and the remainder will vested equally on the next two annual anniversaries of the grant date, subject to the NEO’s continued employment with Novell.

(10)	These RSUs vested on December 22, 2009. Look forward vesting, as described in footnote (3) above, applied since we exceeded our non-GAAP operating income target by at least 15%.

(11)	These RSUs will vest equally on each of the next four annual anniversaries of the grant date, subject to the NEO’s continued employment with Novell.

(12)	50% of these RSUs vested on December 22, 2009. Look forward vesting, as described in footnote (3) above, applied since we exceeded our non-GAAP operating income target by at least 15%.

(13)	25% vested on the first annual anniversary of the grant date and thereafter vests 2.083% on each monthly anniversary of the grant date, subject to the NEO’s continued employment with Novell.

(14)	These RSUs will vest equally on each of the next three annual anniversaries of the grant date, subject to the NEO’s continued employment with Novell.

(15)	These RSUs vested on December 4, 2009.

(16)	Effective January 31, 2010, Dr. Jaffe ceased to serve as Executive Vice President and Chief Technology Officer.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized by each of the Named Executive Officers upon vesting of stock options, restricted stock awards and RSUs during fiscal 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Ronald W. Hovsepian	—	—	314,005	(2)	1,100,414	(2)
Dana C. Russell	—	—	85,056	(3)	296,419	(3)
Dr. Jeffrey M. Jaffe	—	—	72,121	(4)	253,633	(4)
John K. Dragoon	—	—	70,603	(5)	239,537	(5)
Colleen A. O’Keefe	—	—	66,279	(6)	251,626	(6)

(1)	Value realized on vesting is based on fair market value, which we define as the closing price of the common stock on the trading day prior to the vesting date, and does not necessarily reflect the cash proceeds actually received by the NEO.

(2)	Includes 126,836 shares withheld from Mr. Hovsepian to satisfy taxes at a value of $443,588. Mr. Hovsepian has not sold any of the remaining shares he acquired upon vesting.

(3)	Includes 29,662 shares withheld from Mr. Russell to satisfy taxes at a value of $102,830. Mr. Russell has not sold any of the remaining shares he acquired upon vesting.

(4)	Includes 24,380 shares withheld from Dr. Jaffe to satisfy taxes at a value of $85,739. Dr. Jaffe has not sold any of the remaining shares he acquired upon vesting.

(5)	Includes 23,601 shares withheld from Mr. Dragoon to satisfy taxes at a value of $79,711. Mr. Dragoon has not sold any of the remaining shares he acquired upon vesting.

(6)	Includes 21,244 shares withheld from Ms. O’Keefe to satisfy taxes at a value of $80,652. Ms. O’Keefe has not sold any of the remaining shares she acquired upon vesting.

Nonqualified Deferred Compensation

Name	Executive Contribution in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Ronald W. Hovsepian
Novell, Inc. Deferred Compensation Plan	107,751	101,678	99,169	646,354
Stock-Based Deferred Compensation Plan	—	—	(6,152)	44,145

Dana C. Russell
Novell, Inc. Deferred Compensation Plan	48,001	40,001	39,533	275,667

Dr. Jeffrey M. Jaffe
Novell, Inc. Deferred Compensation Plan	40,001	32,001	42,756	197,823

John K. Dragoon
Novell, Inc. Deferred Compensation Plan	71,250	20,000	45,981	230,429
Stock-Based Deferred Compensation Plan	25,000	6,250	(962)	65,079

Colleen A. O’Keefe
Novell, Inc. Deferred Compensation Plan	61,001	22,500	25,849	133,450
Stock-Based Deferred Compensation Plan	—	—	—	—

(1)	Company contributions to the Deferred Compensation Plan and the Stock-Based Deferred Compensation Plan are reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Fiscal 2008: The following Company contributions to the Deferred Compensation Plan for the following NEOs were reported in the Summary Compensation Table: Mr. Hovsepian: $112,244; Mr. Russell: $40,001; Mr. Jaffe: $25,001; Mr. Dragoon: $20,000. The following Company contribution to the Stock-Based Deferred Compensation Plan was reported in the Summary Compensation Table: Mr. Dragoon: $6,250. The following amounts were reported as executive contributions to the Deferred Compensation Plan or as executive contributions to the Stock-Based Deferred Compensation Plan in the Nonqualified Deferred Compensation table: Mr. Hovsepian: $117,366 (Deferred Compensation Plan); Mr. Russell: $48,001 (Deferred Compensation Plan); Mr. Jaffe: $33,001 (Deferred Compensation Plan); Mr. Dragoon: $57,000 (Deferred Compensation Plan) and $25,000 (Stock-Based Deferred Compensation Plan).

Fiscal 2007:    The following Company contributions to the Deferred Compensation Plan for the following NEOs were reported in the Summary Compensation Table: Mr. Hovsepian: $18,687; Mr. Russell: $12,961; Mr. Jaffe: $19,124. The following Company contribution to the Stock-Based Deferred Compensation Plan was reported in the Summary Compensation Table: Mr. Hovsepian: $687. The following amounts were reported as executive contributions to the Deferred Compensation Plan in the Nonqualified Deferred Compensation Table: Mr. Hovsepian: $27,419; Mr. Russell: $20,961; Mr. Jaffe: $25,021.

The Deferred Compensation Plan allows eligible employees to make contributions in amounts that exceed the limitation in the 401(k) Plan. We make a matching contribution equal to 100% of the first 4% of each participant’s eligible compensation deferred under the Deferred Compensation Plan, which is reduced by any matching contribution allocated to a participant’s matching contribution under the 401(k) Plan in a plan year. Effective January 1, 2010, in the event of a suspension of matching contributions under the 401(k) Plan, the matching benefit received by participants under the Deferred Compensation Plan is reduced by the maximum amount of the matching contribution of the 401(k) Plan that could have been made to the participant absent the suspension. Earnings on contributions are calculated in the same manner that earnings are calculated under our 401(k) Plan. The SBDC Plan provides a mechanism for senior executives to meet stock ownership requirements. Under the SBDC Plan, we make a matching contribution, which cannot exceed 25% of the total amount of compensation deferred under the SBDC Plan in a plan year. Under the Deferred Compensation Plan and the SBDC Plan, participants are permitted to defer up to 75% of base salary and 75% of annual cash incentives earned in a calendar year.

Severance Agreements

Each of Messrs. Hovsepian, Russell, and Dragoon and Ms. O’Keefe, is a party to a severance agreement with us. Under their severance agreements, Messrs. Hovsepian, Russell, and Dragoon and Ms. O’Keefe are entitled to receive severance benefits upon their involuntary termination prior to a change in control and upon a change in control, which are reflected in the tables below. The severance agreements do not provide severance benefits in the event of their termination due to disability, death, or cause.

Generally, a change in control occurs under the severance agreements: (i) upon the acquisition by an individual, entity or group of 25% or more of the combined voting power of our then outstanding common stock; (ii) if a majority of the Board of Directors is replaced without the approval of at least two-thirds of the incumbent directors; (iii) upon the consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction of the Company; or (iv) if our stockholders approve a complete liquidation or dissolution of the Company.

Under the terms of the severance agreements, “involuntary termination prior to a change in control” means termination of employment unrelated to a change in control for any reason other than cause, the NEO’s death or disability. “Involuntary termination prior to a change in control” also includes constructive termination prior to a change in control. Generally, in this context, “cause” means a determination by management, with the advice of counsel, that the NEO has committed any of the following acts: (i) deliberate violations of the NEO’s obligations; (ii) willful misconduct that is injurious to the Company or any subsidiary; (iii) a felony, an act of fraud against or the misappropriation of property belonging to the Company or any subsidiary; (iv) a material breach of terms of any confidentiality or proprietary information agreement between the NEO and the Company; or (v) a material violation of Novell’s Code of Business Ethics. Generally, “constructive termination prior to a change in control” means: (a) a substantial reduction in the NEO’s duties, authority or responsibilities; (b) a greater than 20% reduction of the NEO’s base pay; or (c) the failure of the Company to obtain an assumption of the severance agreement by any successors.

Under the terms of the severance agreements, “involuntary termination associated with a change in control” means termination of the NEO’s employment related to a change in control by the Company for any reason other than cause, the NEO’s death or disability, or on account of a constructive termination associated with a change in control. Generally, in this context “cause” means a determination that: (i) the NEO has been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company or any subsidiary; or (ii) the NEO has committed intentional wrongful disclosure of secret processes or confidential information of the Company or any subsidiary and any such act has been demonstrably and materially harmful to the Company. Generally, “constructive termination associated with a change in control” means the termination by the NEO of his or her employment with the Company as a result of one of the following events: (a) the NEO’s failure to be retained in office; (b) an adverse change in the NEO’s powers, compensation and/or benefits; (c) an adverse change in the nature and/or scope of the NEO’s business responsibilities; (d) a liquidation or reorganization of the Company; (e) a significant change in the NEO’s principal location of work; or (f) any material breach by the Company of the severance agreement.

Summary of Benefits

In the event of an involuntary termination prior to a change in control, Messrs. Hovsepian, Russell, and Dragoon and Ms. O’Keefe will receive the following benefits: (i) 150% of base salary, payable in installments unless the Company determines otherwise; (ii) incentive pay, prorated to the termination date and payable in installments unless the Company determines otherwise; (iii) an amount not to exceed 20% of base salary for outplacement services; (iv) reimbursement for up to 12 months of continued medical and health coverage; and (v) all earned but unpaid wages and benefits. In addition, the portion of such NEO’s stock options, restricted stock and restricted stock units, if any, which would have vested and become exercisable within the one-year period after the executive’s termination date will become vested upon such person’s termination date. Such options, plus any other unexercised options, shall remain exercisable for the longer of six months after termination or the original term of the option (but in no event beyond the expiration of the option’s original term). In addition, the NEO’s options, restricted stock, and restricted stock units subject to performance vesting criteria will remain eligible to earn additional vesting during the one-year period commencing on the termination date, based on attainment of relevant performance criteria. If, and to the extent, those criteria are attained during that one-year period, the options and restricted stock units will vest, and/or the restrictions on restricted stock will lapse (as applicable); if the performance criteria are not met during that period, no further vesting or lapse of restrictions will occur.

In the event that an involuntary termination associated with a change in control occurs within two years after the change in control or occurs (A) not more than six months prior to a change in control or (B) following the commencement of any discussion with a third person that ultimately results in a change in control (provided that in both circumstances the change in control is consummated within 12 months following the executive’s termination date), Messrs. Hovsepian, Russell, and Dragoon and Ms. O’Keefe will receive a lump sum payment equal to: (i) 200% of base salary and 200% of incentive pay; (ii) incentive pay, prorated to the termination date; (iii) 20% of base salary for outplacement services; (iv) the amount that the executive would have received under the Company’s 401(k) plan as a Company match for the 24-month period after the executive’s termination date; and (v) all earned but unpaid wages and benefits. In addition, the executive will be reimbursed for up to 24 months of continued medical and health coverage.

The severance agreement for Mr. Hovsepian provides that his unvested equity awards will become fully vested and/or exercisable on the date on which a change in control occurs, and his unexercised options will remain exercisable for the longer of 24 months after termination of employment or the original term of the option (but in no event beyond the expiration of the option’s original term).

The severance agreements for Messrs. Russell and Dragoon and Ms. O’Keefe provide that the executive’s unvested equity awards will become fully vested and/or exercisable if the acquiror or successor corporation fails to provide the executive with comparable replacement grants for unvested equity (which failure may constitute constructive termination associated with a change in control). Each NEO’s unvested equity awards also become fully vested and/or exercisable upon involuntary termination associated with a change in control. In addition, the executive’s unexercised options will remain exercisable for the longer of 24 months after termination of employment or the original term of the option (but in no event beyond the expiration of the option’s original term).

In addition, Messrs. Hovsepian, Russell, and Dragoon and Ms. O’Keefe are eligible to receive a gross-up payment to cover any federal excise taxes owed by the executive on any change in control-related severance payments and benefits if the net after-tax benefit to the executive of receiving the gross-up payment exceeds the maximum dollar amount that may be paid under Code Section 280G without imposition of an excise tax under Code Section 4999 by more than ten percent. The gross-up payment would cover (1) the amount of federal excise taxes and (2) the additional income taxes resulting from payment of the gross-up.

For purposes of calculating the severance payment amounts, “base salary” is defined as the greater of (i) the executive’s annual base salary rate as in effect immediately preceding the executive’s termination date, or (ii) the executive’s highest annual base salary rate as in effect in any of the three (3) full calendar years preceding the executive’s termination date, and “incentive pay” is defined as the greater of (i) the executive’s maximum target annual cash incentive for which the executive was eligible during the period that includes the termination date, or (ii) the highest aggregate annual cash incentive payment to the executive during any of the three (3) full calendar years prior to the executive’s termination date.

The severance agreements also contain release, confidentiality, non-competition and non-solicitation provisions.

Mr. Hovsepian

The severance agreement for Mr. Hovsepian also provides that he may elect to receive the following separation benefits if he provides notice of resignation and resigns voluntarily within one year after the date he is no longer the Chief Executive Officer of the Company: (i) 150% of base salary; (ii) incentive pay, prorated to the termination date; and (iii) 12 months of continued medical and health coverage. Half of the cash benefits will be paid in a lump sum in the seventh month following his termination date and the remaining balance will be paid in monthly installments following the month in which the lump sum is paid. In addition, any unvested stock options, restricted stock and restricted stock units that are subject to time-based vesting criteria will vest and/or become exercisable, and any options that vest plus any other unexercised options will remain exercisable until the latest of December 31 of the year of termination, the 15th day of the third month following his termination, or the original term of the option (but in no event beyond the expiration of the option’s original term). Any outstanding options, restricted stock and restricted stock units that are subject to performance vesting criteria will continue in effect, subject to the terms and conditions set forth in the relevant grant agreement. If Mr. Hovsepian elects to receive the separation benefits, he will be deemed to waive any right to the severance benefits under the severance agreement and he will not be subject to the covenants not to compete.

Dr. Jaffe

Effective, January 31, 2010, Dr. Jaffe resigned from his position as Executive Vice President and Chief Technology Officer. Pursuant to his severance agreement, as amended in connection with his termination, Dr. Jaffe is eligible to receive: (i) a cash payment of $813,630.13, which represents 150% of his base salary and prorated incentive pay (as defined in the severance agreement); (ii) reimbursement for 12 months of continued medical and health coverage provided that during such time he is not otherwise eligible for alternative health care coverage; and (iii) up to $90,000 (20% of base salary) for outplacement services that are provided within one year of his termination. In lieu of outplacement assistance, he may elect to receive a lump sum payment of $25,000 (less applicable tax withholdings). In addition, his time-based equity awards that would have become vested and/or become exercisable on or before January 31, 2011 vested on January 31, 2010. Any options that vested plus any other unexercised options will remain exercisable for the longer of six (6) months after his termination or the original term of the option (but in no event beyond the expiration of the option’s original term). Dr. Jaffe’s outstanding performance-based equity awards will remain outstanding until January 31, 2011 and will vest only to the extent that the performance criteria is attained on or before January 31, 2011. In addition, the Company agreed to allow Dr. Jaffe to keep his Company-provided cell phone. Dr. Jaffe will receive half of the cash payment, less applicable tax withholdings, on the first payroll date to occur after July 31, 2010, and the remaining balance will be paid in equal installments, less applicable tax withholdings, over a six (6) month period, consistent with the Company’s ordinary payroll practices, commencing with the first payroll date to occur after July 31, 2010. Pursuant to the severance agreement, Dr. Jaffe is subject to (i) a covenant not to disclose confidential or proprietary information of the Company; (ii) a covenant not to compete for nine (9) months following his termination; and (iii) a covenant not to solicit the Company’s employees for two years following his termination.

Estimated Potential Payments Upon Involuntary Termination Prior to a Change in Control (As of October 31, 2009)

Name	Cash Payment ($)(1)	Health and Dental Coverage ($)(2)	Stock Option Vesting ($)(3)	Restricted Stock Vesting ($)(3)	Restricted Stock Units Vesting ($)(3)	Total ($)(4)
Ronald W. Hovsepian	3,822,500	21,751	471,680	29,554	1,283,653	5,629,138
Dana C. Russell	1,480,023	21,751	31,101	—	308,631	1,841,506
John K. Dragoon	1,078,020	21,751	16,113	—	228,536	1,344,420
Colleen A. O’Keefe	995,000	21,751	16,113	—	323,645	1,356,509

(1)	Amounts include 150% of the NEO’s base salary, incentive pay, and an amount equal to 20% of base salary for outplacement services.

(2)	Amounts reflect the value of continued health and dental coverage for 12 months.

(3)	Amounts reflect the value of accelerated vesting, calculated as the difference between the closing market price of the Company’s stock as of October 31, 2009 and the exercise or purchase price of stock options and other equity awards.

(4)	All cash payments will be provided after a period of six months following the termination event, in order to accommodate requirements under Section 409A of the Code.

Estimated Potential Cash Payments Upon Involuntary Termination Associated with a Change in Control (As of October 31, 2009)

Name	Lump Sum Cash Payment ($)(1)	Health and Dental Coverage ($)(2)	401(k) Matching Contributions ($)(3)	Estimated Tax Gross-Up ($)(4)	Total Cash Payments ($)(5)
Ronald W. Hovsepian	8,785,000	43,503	19,600	4,330,791	13,178,894
Dana C. Russell	3,280,030	43,503	19,600	1,533,154	4,876,287
John K. Dragoon	2,248,026	43,503	19,600	1,025,700	3,336,829
Colleen A. O’Keefe	1,970,000	43,503	19,600	—	2,033,103

(1)	Amounts include 200% of the NEO’s base salary and 200% of incentive pay, incentive pay, and an amount equal to 20% of base salary for outplacement services.

(2)	Amounts reflect the value of continued health and dental coverage for 24 months.

(3)	Amounts reflect the total amount that the NEO would receive under the Company’s 401(k) Plan as a Company match if the executive was eligible to participate in the Company’s 401(k) Plan for the 24-month period after the executive’s termination date and the executive contributed the maximum amount to the 401(k) Plan.

(4)	Only Messrs. Hovsepian, Russell, and Dragoon would be subject to the excise tax and eligible for a gross-up payment. The gross-up payment covers the cash severance payments and the value of accelerated vesting of equity awards, described below. For purposes of calculating the gross-up payments, the value of accelerated vesting of equity awards was determined in accordance with Section 280G of the Code.

(5)	All cash payments will be provided after a period of six months following the termination event, in order to accommodate requirements under Section 409A of the Code.

Estimated Value of Accelerated Vesting of Equity Awards Upon Change in Control and Involuntary Termination Associated with a Change in Control (As of October 31, 2009)

In addition to the cash severance payments described above, the severance agreements provide for accelerated vesting of outstanding equity awards. The severance agreement for Mr. Hovsepian provides that the executive’s unvested equity awards will become fully vested and/or exercisable on the date on which a change in control occurs. The severance agreements for Messrs. Russell and Dragoon and Ms. O’Keefe provide that their unvested equity awards will become fully vested and/or exercisable if the acquiror or successor corporation fails to provide comparable replacement grants for unvested equity (which failure may constitute constructive termination associated with a change in control under the severance agreements). Messrs. Russell and Dragoon and Ms. O’Keefe’s unvested equity awards also become fully vested and/or exercisable upon involuntary termination associated with a change in control.

Name	Stock Option Vesting ($)(1)	Restricted Stock Vesting ($)(1)	Restricted Stock Units Vesting ($)(1)	Total ($)
Ronald W. Hovsepian	849,609	29,554	2,788,664	3,667,827
Dana C. Russell	131,883	—	686,171	818,054
John K. Dragoon	79,101	—	520,191	599,292
Colleen A. O’Keefe	79,101	—	553,578	632,679

(1)	Amounts reflect the value of accelerated vesting, calculated as the difference between the closing market price of the Company’s stock as of October 31, 2009 and the exercise or purchase price of stock options and other equity awards.

Director Compensation

The following table provides information regarding the compensation earned by the non-employee members of the Board of Directors in fiscal 2009. Directors who are employees of the Company receive no compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)(5)		Total ($)
Albert Aiello	84,500	25,375	36,632			146,507
Fred Corrado	98,500	25,375	36,632			160,507
Richard L. Crandall	143,000	25,375	36,632			205,007
Gary G. Greenfield	41,788	25,375	18,216			85,379
Judith H. Hamilton	46,288	25,375	18,216			89,879
Patrick S. Jones	77,000	25,375	80,595			182,970
Claudine B. Malone	84,500	87,000	53,166			224,666
Richard L. Nolan	78,000	25,375	36,632			140,007
Thomas G. Plaskett	68,020	25,375	44,250			137,645
Dr. John W. Poduska, Sr.	81,000	30,450	37,851	12,493		161,794
James D. Robinson, III	24,404	—	11,502	147,013	(6)	182,919
Kathy Brittain White	80,000	25,375	44,250			149,625

(1)	Includes any amount deferred, at the election of the directors, through the purchase of common stock equivalents (“CSEs”), as described in the narrative below.

(2)	Represents the amount recognized in the fiscal year for financial statement reporting purposes in accordance with stock-based compensation accounting rules. On April 7, 2009, each non-employee director received a restricted stock unit award with a grant date value of $87,000. The restricted stock units vest in equal amounts on the first two anniversaries of the grant date. For a discussion of assumptions made in the valuation of these stock awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009. As of the end of fiscal 2009:

•	Mr. Aiello had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Corrado had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Crandall had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Greenfield had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Ms. Hamilton had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Jones had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Ms. Malone had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Nolan had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Mr. Plaskett had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Dr. Poduska had 22,365 stock awards outstanding, 22,365 of which were unvested.

•	Ms. White had 22,365 stock awards outstanding, 22,365 of which were unvested.

(3)

Represents the amount recognized in the fiscal year for financial statement reporting purposes in accordance with stock-based compensation accounting rules.). On April 7, 2009, each non-employee director received stock options with a grant date value of $43,000 with an exercise price of $3.89 per share. Additionally, in recognition of their initial election to the Board, Mr. Greenfield and Ms. Hamilton received 50,000 stock options with an exercise price of $3.89 per share. The stock options vest in equal amounts on the first two anniversaries of the grant date. The value of the stock options was estimated using the Black-Scholes option pricing model. For a discussion of assumptions made in the valuation of stock option awards, please refer to Note U to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009. As of the end of fiscal 2009:

•	Mr. Aiello had 225,146 option awards outstanding, 37,646 of which were unvested.

•	Mr. Corrado had 225,146 option awards outstanding, 37,646 of which were unvested.

•	Mr. Crandall had 175,146 option awards outstanding, 37,646 of which were unvested.

•	Mr. Greenfield had 75,146 option awards outstanding, 75,146 of which were unvested.

•	Ms. Hamilton had 75,146 option awards outstanding, 75,146 of which were unvested.

•	Mr. Jones had 125,146 option awards outstanding, 62,646 of which were unvested.

•	Ms. Malone had 187,646 option awards outstanding, 37,646 of which were unvested.

•	Mr. Nolan had 290,146 option awards outstanding, 37,646 of which were unvested.

•	Mr. Plaskett had 195,146 option awards outstanding, 37,646 of which were unvested.

•	Dr. Poduska had 290,146 option awards outstanding, 37,646 of which were unvested.

•	Mr. Robinson had 115,000 option awards outstanding, all of which vested upon his retirement from the Board of Directors.

•	Ms. White had 200,146 option awards outstanding, 37,646 of which were unvested.

(4)	See narrative below for a description of the Directors’ Charitable Award Program.

(5)	Includes the 25% Match of deferred amounts, as described in the narrative below.

(6)	During fiscal 2009, we received consulting services from J.D. Robinson, Inc. Mr. Robinson, who retired from the Board of Directors effective as of the date of the 2009 Annual Meeting, is President and the sole stockholder of J.D. Robinson, Inc. Under the consulting agreement with J.D. Robinson, Inc., we incurred costs to J.D. Robinson Inc. of $141,667 in fiscal 2009 for these services, including $85,556 attributable to the period during which Mr. Robinson served as a director of Novell. In addition, 5,938 CSE Match shares were cancelled and forfeited as a result of Mr. Robinson’s retirement.

The primary goal of our director compensation program is to support the achievement of our performance objectives and to attract and retain highly qualified directors. Compensation of our non-employee directors is as follows:

•	the annual board retainer for the Chairman of the Board of Directors is $125,000;

•	the annual board retainer for all other members of the Board of Directors is $50,000;

•	the annual retainer for service as chairperson of the Audit Committee is $20,000;

•	the annual retainer for service as chairperson of all other committees of the Board of Directors is $10,000;

•	fee for attendance at each meeting of the Board of Directors is $1,500;

•	fee for attendance at each committee meeting of the Board of Directors is $1,500; and

•	equity awards as described below.

Our non-employee directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees.

In fiscal 2009, non-employee directors were permitted to elect to have all or a portion of their annual board retainer deferred through the purchase of CSEs and to designate a date in the future on which such CSEs will be paid out in shares of our common stock. If a non-employee director did not designate a pay-out date, such director’s CSEs will be paid out at the time of his or her resignation from the Board of Directors. Subject to the vesting provisions described below, the annual board retainer paid to any non-employee director who elected to defer all or a portion of his or her annual board retainer was increased by an amount (such amount to be referred to as the “Match”) equal to 25% of the amount of the deferred retainer, provided that the Match was used solely to purchase additional CSEs. The CSEs purchased with the Match were credited to a separate bookkeeping account from the CSEs purchased with the deferred retainer. In the event that any non-employee director ceases to serve as a member of our Board of Directors prior to the third anniversary of the date on which CSEs were purchased with a Match, all CSEs purchased with such Match will be forfeited and such director will no longer have any rights with respect to such Match or such CSEs.

In April 2009, each non-employee director received an annual equity award valued at $130,000 that was comprised of stock options with a grant date value of $43,000 and restricted stock units with a grant date value of $87,000 (the “Annual Equity Award”). The stock options and restricted stock units comprising the Annual Equity Award vest in equal amounts on the first two anniversaries of the grant date of the Annual Equity Award. In addition, (a) upon the retirement of a non-employee director, the vesting of all unvested stock options and restricted stock units will accelerate, and vested stock options will remain exercisable for twelve months following retirement; (b) upon the disability of a non-employee director, there will be no acceleration of unvested stock options and/or restricted stock units, but vested stock options will remain exercisable for twelve months following a disability; and (c) upon the death of a non-employee director, there will be an accelerated vesting of those stock options and restricted stock units that would have vested within twelve months following such death had the non-employee director not died and remained a non-employee director, and vested stock options will remain exercisable for twelve months following the death of a non-employee director. New non-employee directors receive a one-time grant of 50,000 stock options that vest in equal portions on the first two anniversaries of the date of grant.

In December 2009, the Company established the 2009 Directors Deferral Plan (the “Directors Plan”), a sub-plan of the 2009 Omnibus Incentive Plan. Beginning in December 2009, pursuant to the terms of the Directors Plan, non-employee directors were permitted to defer their annual board retainers payable in the following calendar year through the purchase of common stock equivalents (“CSEs”) and their receipt of the shares underlying the restricted stock units portion of the Annual Equity Award awarded in the following calendar year. Under the Directors Plan, the CSEs purchased with annual board retainers and the shares payable upon the vesting of restricted stock units will be paid out on the earliest to occur of (a) a change of control, (b) termination of a non-employee director’s service with the Company, or (c) if elected, a designated payout date prior to such non-employee director’s termination of service (the “Deferral Payment Date”). Non-employee directors who defer their annual board retainers will receive a Match, which will be used solely to purchase additional CSEs. Unlike the CSEs purchased with a non-employee director’s annual board retainer, which are 100% vested at all times, the CSEs purchased with the Match become 100% vested on the earliest to occur of (i) the third anniversary of the last date CSEs are purchased with the Match in the relevant calendar year, (ii) a change of control, (iii) the non-employee director’s retirement, or (iv) the non-employee director’s death. The vested CSEs purchased with the Match are paid to the non-employee director on the earliest to occur of (a) his or her termination of service with the Company, (b) a change of control, or (c) the later to occur of the Deferral Payment Date or the date on which such CSEs vest. The Company will maintain separate bookkeeping accounts for the CSEs purchased with the deferred retainer, the CSEs purchased with the Match and the deferred restricted stock units. If the Company pays dividends, non-employee directors will receive dividend equivalents on the portion of their deferral accounts that is vested on the dividend record date. Non-employee director deferral elections made prior to the effective date of the Directors Plan will remain in place in accordance with the terms of the deferral program in place at the time the deferral elections were made and will not be subject to the terms of the Directors Plan. Non-employee director deferral elections made on and after the effective date of the Directors Plan will be subject to the terms of the Directors Plan.

We had a Directors’ Charitable Award Program (the “Charitable Program”) for which members of the Board of Directors were eligible, subject to vesting requirements. The Board of Directors terminated the Charitable Program with respect to all persons joining our Board of Directors after January 7, 2003, but has kept the program in place with respect to those persons who were eligible directors on or before January 7, 2003. The Charitable Program is funded by life insurance policies purchased by the Company, which provide for a $1,000,000 death benefit. Upon the death of a participating director, the Company will donate the proceeds of the $1,000,000 death benefit (paid in ten equal annual installments) to non-profit organizations recommended by the director. Individual directors derive no financial benefit from the Charitable Program since all available insurance proceeds and tax deductions accrue solely to the Company. In fiscal 2009, the Company did not incur any costs to fund the Charitable Program.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of Novell’s financial reporting process. The Audit Committee also has sole authority to appoint, retain, fix the compensation of and oversee the work of Novell’s independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including the system of internal control over financial reporting, and for preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and of management’s report on the effectiveness of internal control over financial reporting. Novell’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and an opinion on the effectiveness of the Company’s internal control over financial reporting as of October 31, 2009.

The Audit Committee has reviewed Novell’s audited consolidated financial statements for fiscal 2009, and met and held discussions with PricewaterhouseCoopers LLP (“PwC”), Novell’s independent registered public accounting firm for fiscal 2009, and management regarding internal control over financial reporting and the audited financial statements. Management has represented to the Audit Committee that Novell’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Audit Committee reviewed the basis for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout fiscal 2009, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of management’s documentation and testing, any deficiencies discovered, and the resulting remediation of deficiencies.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board. These discussions have included a review as to the quality, not just the acceptability, of Novell’s accounting principles.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the Audit Committee discussed with PwC their independence from management and Novell. The Audit Committee has also considered the compatibility of non-audit services with the independence of PwC.

Based on the Audit Committee’s meetings and discussions with management and PwC, the Audit Committee’s review of the audited financial statements, the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 filed with the U.S. Securities and Exchange Commission on December 22, 2009.

Respectfully submitted,

Fred Corrado, Chairperson

Albert Aiello

Patrick S. Jones

Claudine B. Malone

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as our independent registered public accounting firm and audited our consolidated financial statements for fiscal 2009 and 2008, and performed audit-related services and consultation in connection with various accounting and financial reporting matters.

Fees Billed to Novell by PwC during Fiscal 2009 and 2008

Audit Fees

The aggregate fees billed by PwC for the fiscal year ended October 31, 2009 for services rendered for the audit of our annual financial statements included in our Form 10-K and review of the interim financial statements included in our Forms 10-Q, including services related thereto, were $3.6 million.

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for services rendered for the audit of our annual financial statements included in our Form 10-K and review of the interim financial statements included in our Forms 10-Q, including services related thereto, were $3.9 million.

Audit-Related Fees

The aggregate fees billed by PwC for the fiscal year ended October 31, 2009 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” were $2 thousand, which was a license fee for an accounting research tool.

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” were $2 thousand, which was a license fee for an accounting research tool.

Tax Fees

We incurred no tax compliance or advisory fees from PwC for the fiscal year ended October 31, 2009.

The aggregate fees billed by PwC for the fiscal year ended October 31, 2008 for services were $292 thousand. This amount includes (i) tax compliance associated with our acquisition of PlateSpin and (ii) tax advisory services.

All Other Fees

There were no fees billed by PwC for the fiscal years ended October 31, 2009 and October 31, 2008 for products and services other than those described above.

Pre-Approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accounting firm expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee, by resolution, authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent registered public accounting firm, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services characterized above as “Audit-Related” and “Tax” were provided pursuant to these provisions in fiscal 2009 or 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC. Based on our records and information that we received, we believe that during fiscal 2009 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them, except that a late report was filed with respect to one transaction pertaining to phantom units awarded to John K. Dragoon.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

SEC rules and regulations generally require that proposals that stockholders would like included in our proxy materials be received at our principal executive offices no later than 120 days before the first anniversary of the date on which this proxy statement was first sent or made available to stockholders. Accordingly, proposals that stockholders would like included in our proxy materials for our 2011 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices (404 Wyman Street Waltham, Massachusetts 02451) no later than October 29, 2010 in order to be considered for possible inclusion in such proxy materials.

Our By-laws contain an advance notice provision regarding stockholder proposals that provides that, to be timely, a stockholder’s notice of intention to bring business before an annual meeting must be delivered to the Corporate Secretary or mailed to and received by our Corporate Secretary not later than 120 days nor more than 150 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. Accordingly, advance notice containing all of the information required by the By-laws must be received by our Corporate Secretary at Novell’s principal executive offices no later than December 20, 2010 and no earlier than November 20, 2010 in order to be timely. When the annual meeting date is changed to a date that is not within 30 days before or after the anniversary of the previous year’s meeting, to be timely, a stockholder’s notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary and received by our Corporate Secretary not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting is mailed or public disclosure of such date is made, whichever occurs first. An untimely proposal will not be permitted to be raised at the meeting.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report for the fiscal year ended October 31, 2009, including the consolidated financial statements and related notes thereto, together with the report of the independent registered public accounting firm and other information with respect to us, is being sent or made available to stockholders on or about February 26, 2010 together with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2010

This proxy statement, the 2009 Annual Report, and directions to be able to attend the meeting and vote in person are available on our Investor Relations website at http://www.novell.com/company/annualmeeting2010. You may also obtain directions to the meeting by calling (800) 317-3195.

Annual Meeting Results

The preliminary voting results will be announced at the Annual Meeting and posted on our Investor Relations website at http://www.novell.com/company/annualmeeting2010. The final voting results will be reported on Form 8-K in accordance with applicable the SEC’s rules.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Scott N. Semel

Senior Vice President, General Counsel and Secretary

February 26, 2010

Waltham, Massachusetts

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 16, 2010.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

67201	Fullfillment
67234

▼  FOLD AND DETACH HERE  ▼

									Please mark your votes as indicated in this example		☒
THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 1 — Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01. Albert Aiello	☐	☐	☐	06. Ronald W. Hovsepian	☐	☐	☐	PROPOSAL 2 — Ratification of the selection of PricewaterhouseCoopers LLP as Novell’s independent registered public accounting firm.	☐	☐	☐
02. Fred Corrado	☐	☐	☐	07. Patrick S. Jones	☐	☐	☐
03. Richard L. Crandall	☐	☐	☐	08. Richard L. Nolan	☐	☐	☐
04. Gary G. Greenfield	☐	☐	☐	09. John W. Poduska, Sr.	☐	☐	☐

05. Judith H. Hamilton	☐	☐	☐					IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Novell, Inc. account online.

Access your Novell, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Novell, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/novl

▼ FOLD AND DETACH HERE ▼

PROXY

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Ronald W. Hovsepian, Dana C. Russell and Scott N. Semel, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Novell, Inc. to be held at Novell’s offices at 404 Wyman Street, Waltham, Massachusetts 02451 on Monday, April 19, 2010 at 10 a.m. local time and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS NOVELL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
	67201	Fullfillment
67234